                  EXHIBIT 2.1 TO CURRENT REPORT ON FORM 8-K
                  -----------------------------------------


                      STOCK PURCHASE AND SALE AGREEMENT

                                   BETWEEN

                             BOSS HOLDINGS, INC.

                                     AND

                              TERRENCE J. BRIZZ


                                JULY 30, 2004



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

                       LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

         Exhibit A            -  Form of Employment Agreement
         Exhibit B            -  Form of Estoppel Certificate
         Exhibit C            -  Form of Non-Compete Agreement
         Exhibit D            -  Permitted Liens

SCHEDULES

         Disclosure Schedule
         Schedule 6.5         -  Required Consents
         Schedule 6.6         -  Subsidiaries and Partnerships
         Schedule 6.10        -  Liens to be Released
         Schedule 6.12        -  Notes Receivable
         Schedule 6.15        -  Intellectual Property
         Schedule 6.18        -  Leased Equipment
         Schedule 6.21        -  Taxes
         Schedule 6.22        -  Contracts and Commitments
         Schedule 6.24        -  Environmental Reports
         Schedule 6.30        -  Permits
         Schedule 6.33        -  Insurance


                                     i



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

                      STOCK PURCHASE AND SALE AGREEMENT

         This Stock Purchase and Sale Agreement is made this 30th day of July, 2004, between BOSS HOLDINGS, INC., a Delaware corporation ("BUYER"), and TERRENCE J. BRIZZ, an individual resident of the State of Ohio ("SELLER").

                                  RECITALS

         A. Seller is the legal and beneficial owner of 500 shares of the common stock (the "SHARES") of Galaxy Balloons, Incorporated, an Ohio corporation ("COMPANY"), constituting all of the issued and outstanding capital stock of the Company.

         B. Buyer wishes to purchase and Seller wishes to sell the Shares upon the terms set forth herein.

                                  AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties agree as follows.

1. DEFINITIONS; CONSTRUCTION.

         1.1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following meanings.

                  "ACCOUNT DEBTOR" means the Person who is obligated on an Account.

                  "ACCOUNTS" means any and all rights of the Company to payment for goods sold or leased or for services rendered, including any such right evidenced by chattel paper, whether due or to become due and whether or not it has been earned by performance.

                  "ADVERSE CONSEQUENCES" means any and all manner of Claims, Controversies, damages, Liabilities, losses, penalties, fines, amounts paid in settlement and reasonably incurred costs, expenses and fees (including reasonable attorneys' fees and court costs), but excluding consequential damages and lost profits.

                  "AFFILIATE" means: (i) any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined; or (ii) any Person who is a director or officer (or comparable position) of any Person described in clause (i) above or of the party for whom an affiliate is being determined. For purposes hereof, control of a Person means the power, direct or indirect, to: (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person; or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise and either alone or in conjunction with others.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a).

                  "AGREEMENT" means this Stock Purchase and Sale Agreement, including all Exhibits and Schedules hereto.


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

                  "ASSETS" means all assets and property (real, personal or mixed) owned by the Company, including: (i) the leasehold interests created under the Leases of the Leased Real Property; (ii) the Personal Property; and (iii) the Assumed Contracts and the rights of the Company thereunder.

                  "ASSUMED CONTRACTS" means those Contractual Obligations of the Company or to which the Assets are subject, incurred in the Ordinary Course of Business, including those set forth on Schedule 6.22.

                  "BASE PURCHASE PRICE" has the meaning set forth in
Section 3.1.

                  "BASKET AMOUNT" means $25,000.

                  "BUSINESS" means the manufacture, sale or distribution of balloons, balls, toys, inflatable goods and miscellaneous premium items of the type or similar to those currently marketed by the Company or the imprinting or personalization of any such goods.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America or the State of Illinois.

                  "BUYER" has the meaning set forth in the opening paragraph of this Agreement.

                  "BUYER REPRESENTATIONS" means all representations and warranties of Buyer contained in Section 7.

                  "CAPITAL EXPENDITURE" means all expenditures (excluding interest capitalized during construction) which must be capitalized under GAAP.

                  "CAPITALIZED LEASE" means any lease of property which must be capitalized by the lessee under GAAP.

                  "CAPITALIZED LEASE OBLIGATION" means the obligations of a lessee under any Capitalized Lease.

                  "CASH" means any and all cash and cash equivalents (including marketable securities and short-term investments) of the Company, calculated in accordance with GAAP applied on a basis consistent with the preparation of the Most Recent Financial Statements.

                  "CASUALTY" has the meaning set forth in Section 8.6.1.

                  "CLAIMS" means any and all claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment.

                  "CLOSING" has the meaning set forth in Section 5.1.

                  "CLOSING BALANCE SHEET" has the meaning set forth in
Section 4.1.

                  "CLOSING DATE" has the meaning set forth in Section 5.1.

                  "CLOSING FINANCIAL DATA" has the meaning set forth in
Section 4.2.

                  "CODE" means the Internal Revenue Code of 1986.

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

                  "COMMERCIALLY REASONABLE EFFORTS" means efforts which are commercially reasonable under the circumstances taking into account all relevant facts, but such term does not include the provision of any consideration to any third Person or the suffering of any material economic detriment to a Party's ongoing operations for the taking of any action (including the procurement of any consent, authorization or approval) required under this Agreement except for: (i) the costs of gathering or supplying any data or other information or making any filings; (ii) fees and expenses of counsel and consultants; and (iii) customary fees and charges of Governmental Authorities or third Persons.

                  "COMPANY" means Galaxy Balloons, Incorporated, an Ohio corporation.

                  "CONFIDENTIAL INFORMATION" means: (i) information not available to the public concerning Buyer's business and financial affairs delivered by or on behalf of Buyer to Seller; (ii) information not available to the public concerning Seller's or the Company's business and financial affairs delivered by or on behalf of Seller to Buyer; and (iii) analyses, compilations, forecasts, studies and other documents prepared on the basis of such information by the Parties or their agents, representatives, Affiliates, employees or consultants. The business and financial affairs of the Buyer or Company include the business and financial affairs of the Buyer's or Company's Subsidiaries.

                  "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect Liability, contingent or otherwise, of such Person with respect to any Liability or Contractual Obligation of another Person if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Liability or Contractual Obligation that such Liability or Contractual Obligation will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Liability or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof.

                  "CONTRACTUAL OBLIGATION" means any binding contract, obligation, agreement, commitment or undertaking, whether oral or written.

                  "CONTROVERSY" means any action, suit, proceeding, hearing, arbitration, investigation, inquiry, complaint, charge, judgment, order, decree, injunction, ruling, counterclaim, cross-claim, demand, cause of action, writ or assessment.

                  "DEBT" of a Person means: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all Capitalized Lease Obligations of such Person; (v) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, whether or not such obligation or liability is assumed by such Person; (vi) all contingent obligations, including Contingent Obligations, of such Person; and (vii) all other obligations or liabilities of such Person which are required by GAAP (without regard to materiality) to be shown as a liability or otherwise disclosed in financial statements.

                  "DISCLOSING PARTY" has the meaning set forth in Section 9.1.

                  "DISCLOSURE SCHEDULE" means that schedule prepared by Seller and delivered to Buyer upon the execution of this Agreement by Seller which sets forth all exceptions, if any, to the Seller Representations, arranged in paragraphs corresponding to the Section numbers contained in
Section 6.

                  "$" means United States of America dollars.

                  "DUE DILIGENCE PERIOD" has the meaning set forth in
Section 8.4.2.

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

                  "EARNOUT PAYMENT" has the meaning set forth in Section 3.2.3.

                  "EBITDA" means the Company's earnings before interest, income taxes, depreciation and amortization for the period, calculated by taking the Company's book net income and adding back interest expense, any provision for income taxes, depreciation expense and amortization expense for the period of calculation, but subtracting extraordinary gains on sales of assets or proceeds from litigation.

                  "EMPLOYEE BENEFIT PLAN" means any: (i) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); or (iv) Employee Welfare Benefit Plan or material fringe benefit plan.

                  "EMPLOYEE PENSION BENEFIT Plan" has the meaning set forth in ERISA Section 3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

                  "EMPLOYMENT AGREEMENT" means that employment agreement between the Company and Seller to be executed at the Closing in substantially the form attached hereto as Exhibit A.

                  "ENCUMBRANCE" means any restriction, lease, easement, right-of-way or similar item encumbering real estate.

                  "ENVIRONMENTAL DAMAGES" means all losses, penalties, fines, Liabilities (including strict liability), costs and expenses, including reasonable attorneys' fees and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Material at, upon, about or beneath any of the Real Property or a Hazardous Waste Site or migrating or threatening to migrate to or from any of the Real Property or a Hazardous Waste Site, or the existence of a violation of Environmental Laws pertaining to any of the Real Property or a Hazardous Waste Site, including:
(i) damages for personal injury, or injury to property or natural resources occurring upon or off any of the Real Property or a Hazardous Waste Site, foreseeable or unforeseeable, excluding lost profits, consequential damages, interest and penalties; (ii) diminution in the value of any of the Real Property, and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or useable space or of any amenity of any of the Real Property; (iii) reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the Remediation of such Hazardous Material or violation of Environmental Laws, including the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any Governmental Authority, or reasonably necessary to make full economic use of the Real Property (or any part thereof) or any other property or otherwise expended in connection with such conditions; and (iv) Liability to any Person to indemnify such Person for costs expended in connection with the items referenced in clauses (i) through (iii) immediately above.

                  "ENVIRONMENTAL LAWS" means all Laws relating to the protection of human health or the environment, including: (i) all requirements pertaining to reporting, licensing, permitting, investigating and remediating Releases or threatened Releases of Hazardous Material, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

                  "ENVIRONMENTAL PERMIT" means any Permit required to be obtained or held under any Environmental Law.

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

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any trade or business
(irrespective of whether incorporated) which is a member of a group of which the Company is a member and thereafter treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code or applicable Treasury
Regulations.

                  "ESTIMATED TANGIBLE NET WORTH" has the meaning set forth in Section 3.1.2.1.

                  "ESTOPPEL CERTIFICATES" means those estoppel certificates, substantially in the form of Exhibit B, to be executed by the landlords under the Leases.

                  "EXCLUDED LIABILITIES" means any of the following (unless and to the extent included in Final Tangible Net Worth), without duplication: (i) any Liability of the Company for the unpaid Taxes of any other Person (other than the Company's Subsidiaries), whether under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contractual Obligation or otherwise arising from the period prior to Closing; (ii) any obligation of the Company to indemnify Seller or any other Person by reason of the fact that such Person was a director, officer, employee or agent of the Company or of any of the Company's Subsidiaries or was serving at the request of the Company or such Subsidiary as a partner, manager, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, Contractual Obligation or otherwise); (iii) any Liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; or (iv) any Liability or obligation of Seller under this Agreement or under any other Contractual Obligation between Buyer and Seller entered into on or after the date of this Agreement.

                  "FINAL TANGIBLE NET WORTH" has the meaning set forth in
Section 4.1.

                  "FINANCIAL STATEMENTS" means the financial statements of the Company and the Company's Subsidiaries for the applicable period, containing balance sheets, statements of income, changes in stockholders' equity and statements of cash flow, prepared in accordance with GAAP (except as otherwise disclosed therein) on a consistent basis, and includes all notes thereto.

                  "FURNISHING PARTY" has the meaning set forth in
Section 9.1.1.

                  "FURNITURE, FIXTURES AND EQUIPMENT" means any and all of the following owned by the Company: furniture, machinery, equipment, fixtures, trade fixtures, leasehold improvements, tools, spare parts, supplies, computers, electronic equipment and signs.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

                  "GOVERNMENTAL AUTHORITY" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HAZARDOUS MATERIAL" means any substance: (i) the presence of which could result in Liability or in Remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; (iii) which is toxic,

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

explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a hazard to property or to the health or safety of Persons; (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains polychlorinated byphenols or asbestos; provided that, as to any of the Real Property, "HAZARDOUS MATERIAL" does not include any of the above-enumerated materials in concentrations naturally present in the environment on or in the immediate vicinity of such Real Property (but does include such materials in excess of such concentrations).

                  "HAZARDOUS WASTE SITE" means any site or location, wherever located (including any well, pit, pond, lagoon, tailings pile, spoil pile, impoundment, ditch, trench, drain, landfill, warehouse or waste storage container) where Hazardous Material has been deposited, stored, treated, reclaimed, disposed of, placed or otherwise come to be located.

                  "INDEMNIFIED PARTY" means any Person claiming a right to indemnification pursuant to either Section 11.1 or Section 11.2.

                  "INDEMNIFYING PARTY" means any Person obligated to indemnify another Person pursuant to either Section 11.1 or Section 11.2.

                  "INTELLECTUAL PROPERTY" means any and all of the following owned by the Company or in which the Company has an interest: (i) the Trade Marks; (ii) the Trade Names; (iii) inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto; (iv) patents, patent applications, patent disclosures and inventions upon which patent applications have not yet been filed, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof and the right to file therefor; (v) copyrightable works, copyrights and all applications, registrations and renewals in connection therewith; (vi) proprietary computer software, including source and object codes, management information systems, computer printouts, data bases and related documentation, but excluding computer software which may be purchased or licensed at retail off the shelf and which has not been modified by or for the Company; (vii) trade secrets and confidential business information, including ideas, research and development, know-how, formulas (secret or otherwise), compositions of matter, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, discoveries, test procedures and specifications, shop rights and other similar intangible property; (viii) other proprietary rights; (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium; (x) goodwill associated with any of the foregoing; (xi) licenses and sublicenses granted or obtained with respect to any of the foregoing; (xii) rights under any of the foregoing; (xiii) rights to sue at law or in equity and all remedies against infringements of any of the foregoing; and (xiv) rights to protection or extension of interests in any of the foregoing under all applicable Laws; but in each case not including the property and rights of Brizzco, Ltd., an affiliated company controlled by Seller.

                  "INVENTORY" means any and all of the following owned by the Company: (i) goods, merchandise, supplies and other personal property that may at any time be held for sale or lease or furnished under any contract of service, or constitute raw materials, work in process, supplies or materials that are or might be used or consumed in business or in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods, merchandise and other personal property, together with all attachments, accessories, replacements, substitutions, additions and improvements to any of the foregoing; (ii) such property the sale or other disposition of which has given rise to Accounts and which has been returned, repossessed or stopped in transit; and (iii) bills of lading,

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warehouse receipts or documents of title relating to, covering or evidencing any right, title, interest or claim in or to any of the foregoing.

                  "INVESTMENTS" means the following owned by the Company:
(i) any loan or advance to any Person (exclusive of Accounts); (ii) any purchase or acquisition of any Stock, Stock Equivalents, other equity interests or other securities of any Person; (iii) any capital contribution to any Person; (iv) the Notes Receivable; and (v) any other interest in or rights to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person; but (vi) excluding any of the foregoing included in the definition of "Cash."

                  "LAW" means any law, rule, regulation, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

                  "LEASED EQUIPMENT" means all furniture, machinery, equipment, fixtures, trade fixtures, leasehold improvements, tools, spare parts, supplies, computers, electronic equipment and signs leased or subleased by the Company as a lessee or a sublessee.

                  "LEASED REAL PROPERTY" means all real property (including improvements, fixtures and fittings thereon and easements, rights-of-way and appurtenants thereto) leased or subleased by the Company from another Person.

                  "LEASES" means all leases, subleases, concession agreements, licenses and other rights to occupancy relating to the Real Property to which the Company is a party, whether as a lessor, lessee, sublessor, sublessee or otherwise.

                  "LIABILITY" as to any Person means: (i) any Debt of such Person; and (ii) any other liability of such Person, whether known or unknown, unasserted or asserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due.

                  "LIEN" means any mortgage, deed of trust, security agreement, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), security interest, financing statement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in any of: (i) the condition (financial or otherwise), business, performance, prospects, results of operation or properties of the Company; or (ii) the value of the Shares or the Business.

                  "MATERIAL ADVERSE EFFECT" means one or more effects that, individually or in the aggregate, would result in a Material Adverse Change.

                  "MATERIAL LAW" means any Law the violation of which by Seller or the Company would have a Material Adverse Effect.

                  "MATERIAL PERMIT" means: (i) any Permit which, if not obtained, held or made by Seller or the Company, would have a Material Adverse Effect; and (ii) as to any Person who is a Party, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such Party, or the validity or enforceability against such Party, of this Agreement.

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                  "MOST RECENT BALANCE SHEET" means the balance sheet
contained within the Most Recent Financial Statements.

                  "MOST RECENT FINANCIAL STATEMENTS" means the unaudited Financial Statements for the Most Recent Fiscal Month End.

                  "MOST RECENT FISCAL MONTH END" means May, 2004.

                  "MOST RECENT FISCAL YEAR END" means December 31, 2003.

                  "MOTOR VEHICLES" means all automobiles, trucks, forklifts, cranes and other motor driven vehicles (whether on wheels or tracks) owned or leased by the Company.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) and Section 4001(a)(3)(A) of ERISA.

                  "NEUTRAL AUDITOR" has the meaning set forth in Section 4.4.

                  "NON-COMPETE AGREEMENT" means that non-compete agreement, substantially in the form of Exhibit C, to be executed and delivered by Seller to Buyer on the Closing Date.

                  "NOTES RECEIVABLE" means any and all of the following: (i) any loan or advance to any Person (exclusive of Accounts), whether or not the same is evidenced by a note or other instrument; (ii) any guaranty of any such loan or advance; and (iii) any mortgage, security agreement, financing statement or similar document securing the repayment of such loan, advance or guaranty.

                  "OPTIONS" means options, warrants, rights of first refusal, purchase rights, sale rights, subscription rights, puts, calls, conversion rights, exchange rights or similar Contractual Obligations.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency.

                  "OWNED REAL PROPERTY" means all real property (including improvements, fixtures and fittings thereon and easements, rights-of-way and other appurtenants thereto) owned by the Company.

                  "PARTY" means a Person named as entering into this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERMIT" means all approvals, authorizations, consents, licenses, franchises, orders, registrations, certificates, variances, permits and similar rights, in each case obtained from or issued by any Governmental Authority.

                  "PERMITTED ENCUMBRANCES" means: (i) the Leases; (ii) Encumbrances waived in writing by Buyer; and (iii) imperfections in title, if any, or conditions, reservations, restrictions, easements, encroachments or rights of way, if any, none of which, individually or in the aggregate, materially detracts from the value, or impairs in any significant way the current use, of the property subject thereto.

                  "PERMITTED LIENS" means: (i) Taxes (other than income Taxes or Taxes based on or measured by income), general and specific, not now due and payable; (ii) Liens arising out of deposits in connection with workmen's compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds or other

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

obligations of a like nature arising in the Ordinary Course of Business;
(iv) Liens imposed by Law, such as mechanics', workmen's, materialmen's, landlord's, carriers' or other like Liens arising in the Ordinary Course of Business which secure payment of obligations which are not past due; (v) the Liens identified on Exhibit D; and (vi) Liens waived in writing by Buyer.

                  "PERSON" means any natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company, limited liability partnership, limited liability limited partnership or other organization irrespective of whether it is a legal entity, and any Governmental Authority.

                  "PERSONAL PROPERTY" means Accounts, Cash, Claims, Furniture, Fixtures and Equipment, Intellectual Property, Inventory, Investments, Motor Vehicles, the Company's Permits, rights in and with respect to assets associated with the Company's Employee Benefit Plans, general intangibles, instruments, books, records, ledgers, files, documents, invoices, lists, supplies, correspondence, memoranda, plats, architectural plans, final working drawings, plans and specifications, shop drawings, change orders, environmental reports, maintenance records, soil tests and engineering reports, creative materials, advertising and promotional materials, studies, reports and other printed or written or electronic materials and all other personal property (tangible or intangible) owned by the Company.

                  "PROCEEDING" has the meaning set forth in Section 8.6.1.

                  "PROCEEDS" has the meaning set forth in Section 8.6.1.

                  "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

                  "PURCHASE PRICE" has the meaning set forth in Section 3.1.

                  "REAL PROPERTY" means the Owned Real Property and the Leased Real Property.

                  "RELEASE" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

                  "REMEDIATION" means any: (i) response, remedial, removal or corrective action with respect to any Hazardous Material or UST; (ii) activity to clean-up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material or USTs; (iii) action to prevent, cure or mitigate any Release; (iv) action to comply with any Environmental Laws or with any Environmental Permits issued pursuant thereto; (v) inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis with respect to Hazardous Materials or USTs; or
(vi) evaluation relating to any Hazardous Materials or USTs.

                  "REPORTABLE EVENT" has the meaning set forth in ERISA
Section 4043.

                  "REQUIRED CONSENTS" has the meaning set forth in Section 6.5.

                  "RESPONSIBLE OFFICER" means: (i) in the case of a corporation, a president, a chief executive officer, a chief financial officer, a vice president or a treasurer of such corporation; (ii) in the case of a partnership, a general partner therein; or (iii) in the case of a limited liability company, a member or manager of such entity.

                  "RESOLUTION PERIOD" has the meaning set forth in Section 4.3.

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                  "REVIEW PERIOD" has the meaning set forth in Section 4.3.

                  "SALEABLE INVENTORY" means Inventory other than Inventory that is obsolete, not in good condition or not either currently useable or currently saleable in the Ordinary Course of Business.

                  "SELLER" has the meaning set forth in the opening paragraph of this Agreement.

                  "SELLER REPRESENTATIONS" means those representations and warranties of Seller in Section 6, as modified by the Disclosure Schedule.

                  "SELLER'S KNOWLEDGE" means the actual knowledge, after reasonable investigation and due inquiry, of: (i) Seller; (ii) any officer or director of the Company; or (iii) any other management personnel of the Company with direct responsibility for the matter for which the representation is being made.

                  "SHARES" has the meaning set forth in Recital A.

                  "STOCK" means shares of capital stock (including common and preferred stock) or other equity interests (regardless of how designated) of or in a corporation or comparable entity (including a partnership, joint venture or limited liability company), whether voting or nonvoting, or general or limited.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all Options to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "SUBSIDIARY" with respect to any Person means any corporation of which such Person and its other Subsidiaries own not less than 50% of the outstanding Stock of such corporation having ordinary voting power for the election of directors of such corporation.

                  "TANGIBLE NET WORTH" means the excess of the Company's tangible assets over the Company's total liabilities (less any such liabilities included in Excluded Liabilities), calculated in accordance with
Section 4.1.

                  "TAX" means any tax, charge, fee, levy, duty, impost, withholding or other assessment, together with any interest and penalties, additions to tax and additional amounts imposed by any Governmental Authority.

                  "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

                  "THIRD PERSON" has the meaning set forth in Section 11.4.

                  "TRADE MARKS" means copyrights, trade marks, service marks, trade dress and logos, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith.

                  "TRADE NAME" means the names "Galaxy Balloons", "Galactic" and "Galactic Fun Time" together with all translations, adaptations, derivations and combinations thereof and all goodwill associated therewith.

                  "TRANSFER DOCUMENTS" means all the certificates representing the Shares and stock powers, endorsed in blank.

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

                  "TREASURY REGULATION" means those regulations promulgated by the United States Department of the Treasury pursuant to the authority of the Code or any other revenue law of the United States of America.

                  "USTS" means any one or combination of tanks and associated piping systems used in connection with the storage, dispensing and general use of Hazardous Material.

         1.2. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any Law mean such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment will not, to the maximum extent permitted by applicable Law, form part of this Agreement and is to be disregarded for purposes of the construction and interpretation hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises regarding this Agreement, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

2. PURCHASE AND SALE OF THE SHARES.

         2.1. PURCHASE AND SALE. Subject to the terms and conditions hereof, on the Closing Date, Seller will sell, assign, transfer, grant, bargain, deliver and convey to Buyer, and Buyer will purchase from Seller, the Shares and all rights thereto or evidenced thereby, including all rights to receive and share in dividends and distributions thereon and the right to vote on corporate matters, free from any Liens whatsoever.

3. PURCHASE PRICE.

         3.1. PURCHASE PRICE FOR THE SHARES.

                  3.1.1. BASE PURCHASE PRICE. The purchase price to be paid by Buyer for the Shares is $3,300,000 (the "BASE PURCHASE PRICE"). The Base Purchase Price is subject to adjustment as provided in Section 3.1.2 (as adjusted, the "PURCHASE PRICE").

                  3.1.2. ADJUSTMENTS TO THE BASE PURCHASE PRICE.

                           3.1.2.1. ESTIMATED TANGIBLE NET WORTH. Not later
than five Business Days prior to the Closing Date, Seller will deliver to Buyer a calculation of Seller's good faith estimate of Company's estimated Tangible Net Worth as of the close of business on the day immediately preceding the Closing Date. Such estimate must be derived from the Company's books and records and the calculation thereof must be in reasonable detail. Buyer will have the right to review the computation and work papers and the underlying books and records used in such calculation and approve such calculation,

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

which approval may not be unreasonably withheld, delayed or conditioned. Seller shall be allowed full access to records and computations utilized by Buyer in verifying Buyer's estimate of such Tangible Net Worth. Such approved estimated Tangible Net Worth, with such changes if any as may be agreed to between Seller and Buyer not later than the Business Day immediately preceding the Closing Date, is the "ESTIMATED TANGIBLE NET WORTH." The following provisions apply to Estimated Tangible Net Worth: (i) if Estimated Tangible Net Worth is less than $850,000, then Buyer shall have the option not to close and to terminate the Agreement without further liability or obligation of either party; (ii) if Estimated Tangible Net Worth is in excess of $850,000, then the transaction is to proceed to Closing and Seller will receive a post-Closing distribution from the Company in the amount of the overage (if any) of the Final Tangible Net Worth above $900,000, payable as specified in Section 4.5 below; and (iii) if Estimated Tangible Net Worth is under $850,000 and Buyer elects not to terminate the Agreement as provided in subsection 3.1.2.1(i) above, the closing payment with respect to the Base Purchase Price will be decreased by the amount of the shortfall (if any) of the Estimated Tangible Net Worth below $850,000.

         3.2. PAYMENT OF THE PURCHASE PRICE.

                  3.2.1. CLOSING PAYMENT. On the Closing Date, Buyer is to pay to Seller the sum of $3,100,000, less the amount of any negative adjustments under Section 3.1.2.1(iii), in immediately available funds by wire transfer as instructed by Seller.

                  3.2.2. ADDITIONAL PURCHASE PRICE PAYMENTS. Subject to Sections 10 and 11, Buyer is to pay to Seller the sum of $100,000 on each of the first and second anniversaries of the Closing Date, in immediately available funds by wire transfer as instructed by Seller.

                  3.2.3. EARNOUT PAYMENTS.

Buyer will pay to Seller an additional sum of up to $400,000 ("EARNOUT PAYMENT") depending on the Company's EBITDA during the first three fiscal years commencing after the Closing Date (i.e., fiscal years 2005 - 2007), in each case subject to Sections 10 and 11. The amount of the Earnout Payment as set forth in the following table is limited to $200,000 with respect to any single year and a maximum of $400,000 total for all three years:

         EBITDA                     Earnout Payment
         ------                     ---------------
         Less than $800,000         zero
         $800,000 to $899,999       $50,000
         $900,000 to $999,999       $100,000
         $1,000,000 or above        $200,000

Earnout Payments, if any, with respect to any fiscal year shall be paid by March 15 of the following year.

4. POST-CLOSING NET WORTH ADJUSTMENT.

         4.1. CLOSING BALANCE SHEET. As soon as practicable, but in no event later than 60 days following the Closing Date, Buyer will prepare and deliver to Seller a balance sheet of the Company as of the close of business on the day immediately preceding the Closing Date (the "CLOSING BALANCE SHEET"). Buyer will also prepare and deliver to Seller a calculation of the Tangible Net Worth based on the Closing Balance Sheet (as adjusted as set forth in this Section 4, the "FINAL TANGIBLE NET WORTH"), which delivery must be made at the time Buyer delivers the Closing Balance Sheet as set forth in the immediately preceding sentence. The Closing Balance Sheet will be prepared in accordance with GAAP using the same accounting principles, procedures, policies and methods employed in preparing the audited financial statements of the Company for the fiscal year ended December 31, 2003.

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         4.2. COOPERATION. During the preparation of the Closing Balance Sheet and the calculation of the Final Tangible Net Worth (the "CLOSING FINANCIAL DATA"), and the period of any dispute within the contemplation of this
Section 4 and for the sole purpose of calculating the Final Tangible Net
Worth, Seller will: (i) provide Buyer and its authorized representatives with full access to the books, records, facilities and employees of the Company; and (ii) cooperate fully with Buyer and its authorized representatives for purposes of calculating the Final Tangible Net Worth, including by providing on a timely basis all information necessary or useful in preparing the Closing Financial Data. Buyer will deliver a copy of the Closing Financial Data to Seller promptly after it has been prepared. During the review of the Closing Financial Data, and the period of any dispute within the contemplation of this Section 4 and for the sole purpose of verifying the Final Tangible Net Worth, Buyer will: (a) provide Seller and its authorized representatives with full access to the books, records, facilities and employees of Buyer; and (b) cooperate fully with Seller and its authorized representatives for purposes of verifying the Final Net
Worth, including by providing on a timely basis all information necessary or useful in reviewing the Closing Financial Data.

         4.3. DISPUTES. After receipt of the calculation of the Final Tangible Net Worth, Seller will have 30 days (the "REVIEW PERIOD") to review the Closing Financial Data, together with the workpapers used in the preparation thereof. Seller may dispute items reflected in the calculation of Final Tangible Net Worth. Unless Seller delivers written notice to Buyer on or prior to the end of the Review Period specifying in reasonable detail the amount, nature and basis of each disputed item, Seller will be deemed to have accepted and agreed to the calculation of Final Tangible Net Worth. If Seller so notifies Buyer of its objection to the calculation of the Final Tangible Net Worth, Buyer and Seller must, within 30 days (or such longer period as the Parties may agree) following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts is final, binding and conclusive on the Parties.

         4.4. NEUTRAL AUDITORS. If, at the conclusion of the Resolution Period, there are any amounts remaining in dispute as to the Final Tangible Net Worth, then all amounts remaining in dispute will be submitted to a firm of nationally recognized independent public accountants (the "NEUTRAL
AUDITORS") selected by Buyer and Seller within ten days after the expiration of the Resolution Period. If Seller and Buyer are unable to agree on the Neutral Auditors within such ten-day period, then each of Seller and Buyer will have the right to request the American Arbitration Association to appoint the Neutral Auditors. Each Party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors will be shared equally between Seller and Buyer. The Neutral Auditors will act as an arbitrator to determine, based solely on the provisions of this Section 4 and the presentations by Seller and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditors' determination must be made within 30 days of their selection, must be set forth in a written statement delivered to Seller and Buyer and is final, binding and conclusive on the Parties.

         4.5. ADJUSTMENT TO THE PURCHASE PRICE. If the Final Tangible Net Worth (as adjusted by agreement of the Parties as set forth herein or by the determination of the Neutral Auditors as set forth herein) exceeds $850,000, the Company will distribute to Seller the amount (if any) by which Final Tangible Net Worth exceeds $900,000, payable within ten Business Days after its final determination; provided, however, that if the Estimated Tangible
                         --------  -------
Net Worth was less than $850,000 Buyer also shall reimburse Seller for the amount of any negative Base Purchase Price adjustment taken at Closing under
Section 3.1.2.1(iii) above. If the Final Tangible Net Worth (as adjusted by agreement of the Parties as set forth herein or by the determination of the Neutral Auditors as set forth herein) is less than $850,000, then (i) if no negative Base Purchase Price adjustment was made at Closing under Section 3.1.2.1(iii) above, Seller will pay to Buyer the full amount of the shortfall, or (ii) if a negative Base Purchase Price adjustment was made at Closing under Section 3.1.2.1(iii) above, either (a) Seller will pay to Buyer the

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

amount of such shortfall which exceeds the negative Base Purchase Price adjustment made at Closing, or (b) if the amount of such shortfall is less than the negative Base Purchase Price adjustment taken at Closing under
Section 3.1.2.1 above, then Buyer will pay to Seller the difference. Any payment required by this Section 4.5 must be paid by wire transfer of immediately available funds, to the account or accounts specified by the Party who is owed such payment, within five Business Days after the Final Tangible Net Worth is determined pursuant to this Section 4.

         4.6. INVENTORY. The Inventory included in Final Tangible Net Worth will be determined pursuant to the procedures set forth in this Section 4.6. On the Closing Date (or such other date or dates as may be agreed to between Buyer and Seller), representatives of Buyer or an independent service company selected by Buyer will conduct a count of all Saleable Inventory, and will deliver written reports of such counts to both Buyer and Seller. Seller shall have the right to have representatives present during the taking of the Inventory. Based upon the final count, Buyer will cost out Saleable Inventory to calculate the Inventory included within Final Tangible Net Worth; only Saleable Inventory as so costed out will be included in the calculation of Final Tangible Net Worth. The cost of conducting the Saleable Inventory count is to be borne by Buyer.

5. CLOSING; CONDITIONS TO CLOSING.

         5.1. CLOSING. The closing of the purchase and sale contemplated herein (the "CLOSING") is to occur at the offices of the Company in Lakewood, Ohio at 10:00 a.m. Cleveland time on the fifth Business Day following the date on which Buyer gives Seller notice that Buyer intends to close the transactions contemplated herein, or at such other date, time or place upon which the Parties may mutually agree, but in no event later than July 30, 2004 (the "CLOSING DATE"). On the Closing Date, Seller is to surrender possession of all the Shares to Buyer, free from any Liens whatsoever.

         5.2. SELLER'S CONDITIONS. All of the obligations of Seller hereunder are subject to the satisfaction of every one of the following conditions precedent unless, and only to the extent, waived in writing by Seller:

                  5.2.1. the Buyer Representations: (i) as of the date of this Agreement were true and correct; and (ii) are true and correct as of the Closing Date except to the extent that the inaccuracies do not have a Material Adverse Effect;

                  5.2.2. the covenants, agreements and undertakings of Buyer herein have been complied with in all material respects;

                  5.2.3. no Controversy is pending or threatened by or before any arbitrator or Governmental Authority which is reasonably likely to enjoin, restrain or prohibit, or result in material damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby;

                  5.2.4. subject to Section 9.3, Seller has received the Required Consents; and

                  5.2.5. at the Closing, Buyer has tendered to Seller the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to Seller:

                           5.2.5.1. the Non-Compete Agreement and the
Employment Agreement;

                           5.2.5.2. a copy of resolutions duly adopted by the
board of directors of Buyer authorizing the execution and delivery of this Agreement and any other agreement executed and delivered by Buyer in connection herewith and the consummation of the transactions herein and therein

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

contemplated to be consummated by Buyer, duly certified, as of the Closing Date, by the secretary or any assistant secretary of Buyer;

                           5.2.5.3. a certificate, dated as of the Closing
Date, of a responsible Officer of Buyer to the effect that all of the conditions precedent to Buyer's obligations in Section 5.3 that have not been waived by Buyer have been satisfied, and that the Buyer
Representations: (i) were true and correct as of the date of this Agreement; and (ii) are true and correct as of the Closing Date except to the extent that the inaccuracies do not have a Material Adverse Effect;

                           5.2.5.4. a certificate of the secretary and another
officer of Buyer that contains their certification of the names and signatures of the officers of Buyer who have been authorized to execute and deliver this Agreement and any other agreement executed and delivered on behalf of Buyer in connection herewith; and

                           5.2.5.5. a copy of the articles or certificate of
incorporation of Buyer certified as correct and complete as of a recent date by the Secretary of State or comparable official of the jurisdiction of incorporation of Buyer, together with a certificate containing the attestation of such official as to the good standing of Buyer in such jurisdiction, and a copy of the bylaws of Buyer, as amended, certified as correct and complete as of the Closing Date by the secretary of Buyer.

         5.3. BUYER'S CONDITIONS. All of the obligations of Buyer hereunder are subject to the satisfaction of every one of the following conditions precedent unless, and only to the extent, waived in writing by Buyer:

                  5.3.1. the Seller Representations: (i) as of the date of this Agreement were true and correct; and (ii) are true and correct as of the Closing Date except to the extent that the inaccuracies do not have a Material Adverse Effect;

                  5.3.2. the covenants, agreements and undertakings of Seller herein have been complied with in all material respects;

                  5.3.3. Seller has executed and delivered to Buyer the Transfer Documents, the Non-Compete Agreement and the Employment Agreement;

                  5.3.4. no Material Adverse Change has occurred since the date of this Agreement;

                  5.3.5. subject to Section 9.3, all Required Consents have been received by Buyer;

                  5.3.6. no Controversy is pending or threatened by or before any arbitrator or Governmental Authority which: (i) is reasonably likely to enjoin, restrain or prohibit, or result in material damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Effect;

                  5.3.7. Buyer has obtained current judgment, pending suit, tax and other Lien and Uniform Commercial Code financing statement searches satisfactory to Buyer with respect to the Company and the Assets;

                  5.3.8. at the Closing, Seller has tendered to Buyer the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to Buyer:

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

                           5.3.8.1. a certificate, dated as of the Closing
Date, of Seller to the effect that all of the conditions precedent to Seller's obligations in Section 5.2 that have not been waived by Seller have been satisfied, and that the Seller Representations: (i) were true and correct as of the date of this Agreement; and (ii) are true and correct as of the Closing Date except to the extent that the inaccuracies do not have a Material Adverse Effect;

                           5.3.8.2. subject to Section 9.3, releases and
Uniform Commercial Code termination statements, executed by the appropriate secured party and in a form appropriate for recording or filing, as applicable, that are sufficient to release any Encumbrance and any Lien against the Assets other than Permitted Encumbrances and Permitted Liens;

                           5.3.8.3. a copy of the articles or certificate of
incorporation of the Company certified as correct and complete as of a recent date by the Secretary of State or comparable official of the jurisdiction of incorporation of the Company, together with a certificate containing the attestation of such official as to the good standing of the Company in such jurisdiction, and a copy of the bylaws of the Company, as amended, certified as correct and complete as of the Closing Date by the secretary of Seller; and

                           5.3.8.4. duly executed resignation of Seller from
his positions as a director and an officer of the Company effective as of the Closing Date.

                  5.3.9. Buyer has reviewed the Assets and the Business and the records thereof and is satisfied in its sole judgment with the information Buyer obtained in such review and with the prospects of the Business, in each case as set forth in Section 8.4.2;

                  5.3.10. all corporate actions required to be taken by Buyer to enter into and consummate the transactions contemplated to be consummated by Buyer hereunder have been taken; and

                  5.3.11. Buyer has received Estoppel Certificates from all landlords, tenants, sublessors and sublessees under the Leases.

                  5.3.12. Seller has delivered to Buyer the stock certificate for all shares in Anderson Balloon Company, an Ohio corporation which is 100% owned by Seller, and an executed blank stock power for such shares transferring ownership of such shares to the Company.

6. REPRESENTATIONS AND WARRANTIES OF SELLER. Except as set forth on the Disclosure Schedule, Seller represents and warrants to Buyer that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 6.

         6.1. ORGANIZATION. The Company is a duly organized and validly existing corporation in good standing under the Laws of the State of Ohio, and has the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted. The Company is licensed and qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the operation of its business or the ownership of its properties requires such license or qualification.

         6.2. AUTHORIZATION. Seller has the full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated to be consummated or fulfilled by Seller hereunder. This Agreement constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, subject to

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

bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         6.3. NO CONFLICT OR VIOLATION. Except for obtaining the Required Consents, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated to be consummated by Seller hereby nor compliance by Seller with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the articles or certificate of incorporation or comparable organizational documents or bylaws of the Company; (ii) a breach of, or right of termination, forfeiture or default under any term, condition or provision of any Contractual Obligation or Permit to which Seller or the Company is a party or by which any of their assets is bound or affected, or an event which, with the giving of notice, lapse of time or both, would result in any such breach, right of termination, forfeiture or default;
(iii) a violation of any Law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time or both, would result in any such violation; (iv) an imposition of any Lien on any Asset (other than Permitted Liens) or Share, or an event which, with the giving of notice, lapse of time or both, would result in any such imposition; or (v) any Person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from Buyer or the Company or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

         6.4. LITIGATION AND PROCEEDINGS. There are no Proceedings pending or, to Seller's Knowledge, threatened against or directly affecting Seller or the Company or any of their properties or their directors, officers or employees (in their capacities as such). Neither Seller nor the Company has been charged with, nor to Seller's Knowledge is under investigation with respect to, any charge which has not been resolved concerning any violation of any Material Law or Material Permit. No judgment, order, writ, injunction, decree or assessment or other command of any Governmental Authority or arbitrator affecting the Company or the Company's assets, properties or operations has been entered which is presently in effect.
There is no Controversy pending or, to Seller's Knowledge, threatened against Seller or the Company which challenges the validity of this Agreement or the transactions contemplated hereunder, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions.

         6.5. CONSENTS AND APPROVALS. No consent, approval or authorization of any Person, and no declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by Seller, by the Company or by any Affiliate of Seller or of the Company in connection with the execution, delivery and performance by Seller of the transactions contemplated to be consummated by Seller hereunder, except for those consents set forth on Schedule 6.5 (the "REQUIRED CONSENTS").

         6.6. SUBSIDIARIES AND PARTNERSHIPS. Schedule 6.6 sets forth:
(i) a complete list of each of the Company's Subsidiaries, including its name and jurisdiction of incorporation, the number of shares of each class of its Stock (both authorized, issued and outstanding), the names of the holders of each such issued share of Stock and the number of shares held by each such holder, the number of shares of its Stock held in treasury and its directors and officers; and (ii) all partnerships, joint ventures and limited liability companies in which the Company or any of its Subsidiaries is a partner or has an interest, including its name and jurisdiction of organization, its partners (including a designation as to whether such partner is a general or limited partner) or members, as applicable, the percentage interest owned by each such partner or member and the name of each managing partner or manager, as applicable. Each Subsidiary, each

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

partnership in which the Company is a partner and each limited liability company in which the Company is a member is duly organized and validly existing and, in the case of each such Subsidiary and each such limited partnership and limited liability company, is in good standing under the Laws of the jurisdiction of its incorporation or formation, as the case may be. Each Subsidiary, each partnership in which the Company is a partner and each limited liability company in which the Company is a member has the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted. Seller has delivered or caused to be delivered to Buyer complete copies of the articles or certificate of incorporation and bylaws (or comparable organizational documents, including, where applicable, partnership agreements and operating agreements) of each of the Company's Subsidiaries. All of the issued and outstanding shares of Stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no outstanding or authorized Options that do or could require any of the Company or the Company's Subsidiaries to sell, transfer, exchange or otherwise dispose of any Stock of any of the Company's Subsidiaries or that do or could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding any of its own Stock (other than this Agreement). There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Stock of any Subsidiary of the Company. The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of each Subsidiary of the Company are complete in all material respects and will be delivered to Buyer at the Closing. None of the Subsidiaries of the Company are in default under or in violation of any provision of its articles or certificate of incorporation or bylaws (or comparable organizational documents).

         6.7. ANNUAL FINANCIAL STATEMENTS. Seller previously has delivered to Buyer complete copies of the compiled Financial Statements for the Most Recent Fiscal Year End. Such Financial Statements (including the notes thereto, if any) have been prepared from the books and records of the Company, present fairly the results of operations and financial position of the Company and the Company's Subsidiaries for the respective periods covered thereby, and are correct and complete in all material respects.

         6.8. INTERIM FINANCIAL STATEMENTS. Seller previously has delivered to Buyer complete copies of the Most Recent Financial Statements. Such Financial Statements have been prepared from the books and records of the Company, present fairly the results of operations and financial position of the Company and the Company's Subsidiaries for the periods covered thereby and are correct and complete in all material respects, provided however that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material either individually or in the aggregate) and lack footnotes and other presentation items.

         6.9. BOOKS OF ACCOUNT. Since the Most Recent Fiscal Year End, there has been no material change in the accounting methods or practices of the Company or of the Company's Subsidiaries. The Company and each of its Subsidiaries has made and kept books, records and accounts in sufficient detail to reflect accurately and fairly its activities and transactions. The Company and each of its Subsidiaries has and maintains an internal accounting system sufficient to permit preparation of the Financial Statements in accordance with GAAP.

         6.10. ASSETS; TITLE TO ASSETS. Since the Most Recent Fiscal Year End, there have been no acquisitions or sales, transfers, leases or other dispositions of Assets by the Company except sales and dispositions of inventory for a fair consideration in the Ordinary Course of Business and dispositions of worn out or obsolete assets in the Ordinary Course of Business. None of the Assets have been materially damaged or destroyed as a result of fire or other casualty (whether or not covered by insurance), action by any Governmental Authority, labor disturbance or act of nature or public enemy, which damage has not been fully repaired. The Company has no Owned Real Property, and has good and marketable title to the Assets other than the Leased Real Property leased or subleased to the Company under a Lease, in which case the Company possesses a valid leasehold interest in such Leased Real Property. None of the Assets


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are subject to any Encumbrances (except Permitted Encumbrances) or to any
Lien (except Permitted Liens and those Liens set forth on Schedule 6.10, which Liens set forth on such Schedule will be released on or prior to the Closing Date) or any restriction on transfer (provided that all Required Consents are obtained). The Assets and the Leased Equipment constitute all assets or property owned or leased by the Company. The Assets and the Leased Equipment constitute all assets or property used by the Company in, and necessary to the operation and conduct of, the Business. There are no outstanding Options to purchase any of the Assets or any portion thereof or any interest therein.

         6.11. ACCOUNTS. Seller has delivered to Buyer a complete list of each Account as of the Most Recent Fiscal Month End, which includes the name and address of the Account Debtor thereunder, the amount of each Account as of such date and the invoice numbers of the Company's invoices representing such Accounts. The Accounts represent bona fide transactions completed in accordance with the terms and provisions contained in any documents delivered by the Company to the Account Debtor with respect thereto and as to which there are no material disputes. The amounts shown on the Company's books and records and all invoices and any statements with respect to the Accounts are actually and absolutely owing to the Company and are not contingent. There are no setoffs, counterclaims or disputes existing or asserted with respect to the Accounts and neither Seller nor the Company has made any agreement with any Account Debtor for any deduction therefrom except a reasonable discount or allowance allowed by the Company in the Ordinary Course of Business for prompt payment. The Accounts arose in the Ordinary Course of Business. To Seller's Knowledge, all Account Debtors have the capacity to contract and each Account is the legal, valid and binding obligation of the Account Debtor thereon. To Seller's Knowledge, there is no Controversy which is threatened or pending against any Account Debtor which has had or will have a Material Adverse Effect.

         6.12. NOTES RECEIVABLE. Set forth on Schedule 6.12 is a complete description as of the Most Recent Fiscal Month End of all Notes Receivable (if any) owed to, owned by or in the possession of the Company or in which the Company has any interest. The Notes Receivable have not been modified or amended except as disclosed on such Schedule. The Notes Receivable are genuine and are not evidenced by a judgment. The Notes Receivable represent bona fide transactions completed in accordance with the terms and provisions contained in any documents delivered or received by the Company to or from the obligor thereunder, respectively, with respect thereto and as to which there are no material disputes. The amounts shown on the Company's books and records and all invoices and any statements with respect to the Notes Receivable are actually and absolutely owing to the Company and are not in any way contingent. There are no setoffs, counterclaims or disputes existing or asserted with respect to the Notes Receivable and neither Seller nor the Company has made any agreement with any obligor under any Note Receivable for any deduction therefrom. To Seller's Knowledge, all obligors under the Notes Receivables have the capacity to contract and each Note Receivable is the legal, valid and binding obligation of the obligor thereon. To Seller's Knowledge, there is no Controversy which is threatened or pending against any obligor under any Note Receivable which has had or will have a Material Adverse Effect. Seller has heretofore delivered or caused to be delivered to Buyer complete copies of all documents comprising or evidencing the Notes Receivable.

         6.13. INVENTORIES. The Inventory (except for Inventory in transit) is located at the Company's Lakewood, Ohio office and manufacturing facility. The Inventory is of good and merchantable quality, free from any material defects, and is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any other Person. The completion of manufacture or sale or other disposition of the Inventory after the Closing will not require the consent of any Person and will not constitute a breach or default under any Contractual Obligation to which the Company is a party or to which the Inventory is subject.

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

         6.14. PERSONAL PROPERTY. The Company has provided to Buyer a complete list of its depreciable Personal Property. The Furniture, Fixtures and Equipment are free from defects (patent and latent), are in good operating condition and repair, ordinary wear and tear alone excepted, have been maintained in accordance with normal industry practice, are suitable for the uses to which customarily put in the conduct of the Company's business, to Seller's Knowledge are not operated in violation of any Law, Permit or Contractual Obligation and are not leased or on loan to any third party.

         6.15. INTELLECTUAL PROPERTY. Schedule 6.15 lists or identifies all Intellectual Property described in clauses (i) through (vi) of the definition of Intellectual Property. The operation of the Business by the Company, including the Company's use of such Intellectual Property and the sale of products, does not infringe upon the intellectual property rights of any other Person in any material respect. There is no Intellectual Property with respect to which any party would be entitled to charge Buyer or the Company a royalty or similar fee for the right to use the same after the Closing. No Intellectual Property which the Company uses in the conduct or operation of the Business has given rise to any written claim or any other allegation by any third party that the Company has infringed the rights of any other Person. Since the Most Recent Fiscal Year End, Seller has not granted, disposed of or permitted to lapse any rights or licenses or sublicenses to use any of the Intellectual Property.

         6.16. LEASE. The Company's lease of its Lakewood, Ohio office and manufacturing facility is its only Lease, a full and complete copy of which previously has been delivered to Buyer. Such Lease has not been modified or amended except as so disclosed to Buyer. The Lease is valid and enforceable against the Company in accordance with its terms and is in full force and effect. No material default and no event which, with the giving of notice, lapse of time or both, would be a material default has occurred under the Lease or will occur as a result of the transactions contemplated hereby (provided that the Required Consents are obtained). Other than such Lease, the Company is not a lessee or lessor or sublessee or sublessor of any real property. To Seller's Knowledge, there are no setoffs, counterclaims or disputes existing or asserted with respect to such Lease. To Seller's Knowledge, there are no Controversies which are threatened or pending against any third party with respect to such Lease. No rent has been paid by or on behalf of the tenant under any Lease more than 30 days in advance.

         6.17. PREPAID EXPENSES. The prepaid expenses included in the Most Recent Financial Statements are ordinary and standard types of prepaid items. To Seller's Knowledge, no prepaid expense shown on the Most Recent Financial Statement is subject to any setoff or counterclaim and all such prepaid expenses were incurred in the Ordinary Course of Business.

         6.18. LEASED EQUIPMENT. Set forth on Schedule 6.18 is a complete description of all Leased Equipment. The Company is not a lessee or lessor of any personal property other than the Leased Equipment. The Leased Equipment is not: (i) operated in violation of any Law or Permit; (ii) operated in violation of any applicable equipment lease; or (iii) leased or on loan by the Company to any third party. The Leased Equipment is in good operating condition and repair, ordinary wear and tear alone excepted, has been maintained in accordance with normal industry practice and is suitable for the uses to which customarily put in the conduct of the Company's business.

         6.19. LIABILITIES. The Company has no Liabilities except: (i) Liabilities which are set forth on the face of the Most Recent Balance Sheet or in the notes to the Financial Statements for the Most Recent Fiscal Year End; (ii) Liabilities which have arisen after the Most Recent Fiscal Month End and have been incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); and (iii) as otherwise set forth in any Schedule to this Agreement.

         6.20. PRODUCT LIABILITY. The Company has at all times performed all services and produced all products in a good and workmanlike manner and, where applicable, has sold to customers products to

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

which the Company had good title. To Seller's Knowledge there are no existing circumstances from which it is reasonable to assume that a claim with respect to the furnishing of goods and services by the Company will be asserted against the Company; and the Company has no recall programs regarding any products of the Company underway or pending. To Seller's Knowledge, there is no defect in design, materials, manufacture or otherwise in any goods manufactured, constructed, assembled, distributed or sold by the Company or defect in services rendered by the Company which could give rise to a Claim against Buyer or the Company after the Closing.

         6.21. TAXES. The Company has properly completed, and duly and timely filed, all Tax Returns required to be filed by it, and all such Tax Returns were complete in all material respects. No claim has been made by a Governmental Authority in the last five years, in a jurisdiction where the Company does not file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction. All Taxes and levies of every kind, character or description due and payable by the Company have been timely paid (or are being protested in accordance with Law, which protested Taxes, if any, are set forth on Schedule 6.21), whether or not shown on any Tax Return. No Governmental Authority is conducting an audit of the Company and no Governmental Authority has asserted any claim for the assessment of any additional Tax liability or initiated any action or proceeding which could result in such an assertion (other than those which have already been paid). The Company has not: (i) executed or filed with any Governmental Authority any agreement or other document still in effect extending, or having the effect of extending, the period for assessment or collection of any federal, state, local or foreign Tax or other imposition; or (ii) obligated itself under any written tax-sharing agreement that survives the Closing. The Company has withheld and paid all Taxes required to be withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company is not and has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than an Affiliated Group the common parent of which was the Company. The charges, accruals and reserves for Taxes with respect to the Company reflected on the Most Recent Balance Sheet are adequate under GAAP to cover the Tax Liabilities accruing through the date thereof. There is no Controversy, audit or Claim now proposed or, to Seller's Knowledge, pending against or with respect to the Company in respect of any Tax where there is a reasonable probability of a material adverse determination for which an adequate reserve has not been established.

         6.22. CONTRACTS AND COMMITMENTS. Set forth on Schedule 6.22 is a complete list of each Contractual Obligation (excluding Accounts, the Leases, Notes Receivable and Employee Benefit Plans) relating to any of the Assets or the Business or the operation thereof, and which meets any of the following criteria: (i) involves future expenditures or receipts or other performance with respect to goods or services having a total value in excess of $10,000; (ii) is an employment or bonus agreement; (iii) is a retention or severance agreement; (iv) is a consulting agreement; (v) contains covenants not to compete (or a similar limitation on the ability to conduct business) against or in favor of the Company; (vi) involves payments to or by the Company over the term of the Contractual Obligation in excess of $10,000; or (vii) is not terminable on 30 days or less notice without a penalty or liquidated damages. The agreements listed on such Schedule have not been modified or amended except as disclosed on such Schedule. Each such agreement is valid and enforceable against the Company in accordance with its terms and is in full force and effect and, to Seller's Knowledge, each constitutes a legal, valid and binding obligation of the other parties thereto, enforceable against them in accordance with its terms. Seller has delivered or caused to be delivered to Buyer complete copies of each Contractual Obligation (including all amendments thereto) disclosed on such Schedule and all documents affecting the rights or obligations of any party thereto. No material default and no event which, with the giving of notice, lapse of time or both, would be a material default has occurred under any such agreement or will occur as a result of the transactions contemplated hereby (provided that the Required Consents are obtained). There are no material setoffs, counterclaims or disputes existing or asserted with respect to any such agreement. To

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

Seller's Knowledge, there are no Controversies which are threatened or pending against any third party to any such agreement which has had or will have a Material Adverse Effect.

         6.23. EMPLOYEE BENEFIT PLANS.

                  6.23.1. EMPLOYEE BENEFIT PLANS OF THE COMPANY. Seller previously has provided to Buyer complete copies of all written Employee Benefit Plans of the Company and of any ERISA Affiliate applicable to any of the employees or former employees of the Company or to their respective dependents.

                  6.23.2. CLAIMS OR CHARGES. There are neither presently pending nor, to Seller's Knowledge, threatened against the Company or any ERISA Affiliate, any claims or charges by any Governmental Authority, labor organization, employee or former employee of the Company or any ERISA Affiliate or participant or beneficiary of any such Employee Benefit Plan alleging that the Company or any ERISA Affiliate or such Employee Benefit Plan (or any plan fiduciary) has violated any Law in any material respect respecting employee benefits or employment claims or charges relating to holiday pay, workers' compensation, disability, unemployment insurance or similar claims.

                  6.23.3. OPERATION OF EMPLOYEE BENEFIT PLANS. All such Employee Benefit Plans have been operated, administered and maintained in accordance with the terms thereof in all material respects, all contributions required to be made with respect to such Employee Benefit Plans have been made substantially in the amounts and at the times required by the terms of the Employee Benefit Plans and applicable Law and none of such Employee Benefit Plans has incurred any "accumulated funding deficiency" as defined in Section 412 of the Code.

                  6.23.4. PROHIBITED TRANSACTIONS. No non-exempt Prohibited Transaction has occurred with respect to any of such Employee Benefit Plans, nor has the Company or any of its directors, officers or any other plan fiduciary committed any breach of fiduciary responsibility imposed by ERISA or any other Law with respect to any such Employee Benefit Plan.

                  6.23.5. QUALIFICATION. Each of such Employee Benefit Plans that is required to be qualified under Section 401(a) of the Code has been issued a determination letter from the Internal Revenue Service finding that such Employee Benefit Plan is so qualified, and Seller has heretofore delivered or caused to be delivered to Buyer complete copies of each such determination letter.

                  6.23.6. LIABILITY UNDER ERISA. Neither the Company nor any of its directors, officers or employees has any criminal or civil liability under ERISA.

                  6.23.7. MULTIEMPLOYER PLANS. The Company has no Liability with respect to any complete or partial withdrawal from a Multiemployer Plan or will have any such Liability upon the consummation of the transactions contemplated hereunder, or with respect to the funding of any single employer plan which has been terminated or which may be terminated upon the consummation of the transactions contemplated hereunder. Neither the Company nor any ERISA Affiliate contributes to, ever has contributed to or ever has been required to contribute to any Multiemployer Plan.

                  6.23.8. EMPLOYEE PENSION BENEFIT PLANS. The market value of assets under each Employee Pension Benefit Plan included in the Employee Benefit Plans equals or exceeds the present value of all vested and non-vested Liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination. With respect to each Employee Benefit Plan that the Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed or ever has been required to contribute: (i) no Employee Pension Benefit Plan has been completely or partially

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

terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC; and (ii) no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or, to Seller's Knowledge, threatened.

         6.24. ENVIRONMENTAL MATTERS.

                  6.24.1. VIOLATIONS OF ENVIRONMENTAL LAWS. To Seller's Knowledge, neither the Business nor the conduct or operation thereof, nor the ownership or use of the Assets, violates Environmental Laws and no condition or event has occurred with respect to the Business or Assets which, with the giving of notice, lapse of time or both, would constitute a violation of Environmental Laws, except violations which have not had or will not have a Material Adverse Effect.

                  6.24.2. ENVIRONMENTAL PERMITS. To Seller's Knowledge, the Company is in possession of all Environmental Permits required for the operation of the Business (and any part thereof), and is in compliance with all of the requirements and limitations included in such Environmental Permits except such noncompliance which has not had or will not have a Material Adverse Effect.

                  6.24.3. HAZARDOUS MATERIAL. The Company has not, and to Seller's Knowledge no predecessor in interest, adjacent landowner or other Person has, Released, stored, manufactured, disposed of or used any Hazardous Material on or at any of the Real Property or any Hazardous Waste Site in violation of any Environmental Law, except violations which have not had or will not have a Material Adverse Effect.

                  6.24.4. RECEIPT OF NOTICES OF VIOLATIONS. Neither the Company nor any Affiliate of the Company has received any notice from any Person that the Business (or the operation thereof) or any of the Assets are in violation of any Environmental Law or of any Environmental Permit, or that the Company or any Affiliate of the Company is responsible (or potentially responsible) for the Remediation of any Hazardous Material at, on or beneath any part of the Real Property, or at, on or beneath any land adjacent thereto or in connection with any Hazardous Waste Site.

                  6.24.5. CLAIMS FOR ENVIRONMENTAL DAMAGES. Neither the Company nor any Affiliate of the Company is the subject of federal, state, local or private litigation or proceedings involving a demand for Environmental Damages.

                  6.24.6. NOTICES OF RELEASES. Within the past ten years, neither the Company nor any Affiliate of the Company has filed any notice under any Environmental Law with respect to any of the Real Property indicating past or present on-site treatment, storage or disposal of Hazardous Material or reporting a Release of Hazardous Material into the environment.

                  6.24.7. ENVIRONMENTAL REVIEWS. Neither the Company nor any Affiliate of the Company has conducted, or caused to be conducted, an environmental study or environmental review of any of the Real Property within the past five years except those set forth on Schedule 6.24 (complete copies of which have been delivered to Buyer).

                  6.24.8. FRIABLE ASBESTOS. To Seller's Knowledge, no friable asbestos is located at any of the Real Property.

                  6.24.9. REQUIRED REMEDIATION. To Seller's Knowledge, there is no violation of any Environmental Law with respect to any Asset or any of the Real Property which requires or may require Remediation under any Environmental Law.

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         6.25. CAPITAL EXPENDITURES. The Company has no obligations, commitments or final plans to make Capital Expenditures which individually or in the aggregate exceed $25,000.

         6.26. LOANS FROM OR TO EMPLOYEES. There are no amounts in excess of normal withholdings and wages owed by the Company to any of its employees, and there are no amounts owed by any of the Company's employees to the Company.

         6.27. TRANSACTIONS WITH AFFILIATES. The Company has no Liability to any Affiliate of Seller or of the Company (other than Subsidiaries of the Company), nor does any Affiliate of Seller or of the Company (other than Subsidiaries of the Company) owe any Debt to the Company. The Company has not incurred any Liability to a Person other than an Affiliate of Seller or of the Company in connection with any transaction with or for the benefit of any Affiliate of Seller or of the Company (other than Subsidiaries of the Company), which Liability is still in existence. No Affiliate of the Company (other than Subsidiaries of the Company): (i) owns or has an interest in any property which is material to the Business or used in the operation thereof;
(ii) is a lessee or lessor or sublessee or sublessor of any property which lease, sublease or property is material to the Business or used in the operation thereof; or (iii) is a party to any Contractual Obligation that affects any of the Assets or the Business or the operation thereof.

         6.28. CUSTOMERS, SUPPLIERS AND OPERATIONS. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change in the business relationship of the Company with any major customer or major supplier of the Business nor to Seller's Knowledge has there been any development with respect to any major customer or major supplier of the Business, which has had a Material Adverse Effect or which will have a Material Adverse Effect.

         6.29. PURCHASE AND SALES ORDERS. The Company has not entered into:
(i) any unfilled purchase orders or purchase commitments which are in excess of the normal requirements of the Business, which are excessive as to price or which require that payment be made therefor regardless of whether or not delivery is ever made or tendered of the items which are the subject of the purchase order or commitment; (ii) any unfilled sales orders or sales commitments other than in the Ordinary Course of Business and other than at normal and competitive prices; or (iii) any consignment contracts with respect to the Business either as a buyer or seller, which consignment contracts are still in effect.

         6.30. PERMITS. Set forth on Schedule 6.30 is a complete list of all Permits used in the operation of the Business. To Seller's Knowledge, such Permits constitute all Permits necessary for the operation of the Business. All such Permits are valid and subsisting and in full force and effect, and to Seller's Knowledge the Company is not in violation of any provision thereof.

         6.31. COMPLIANCE WITH LAWS. To Seller's Knowledge, the Company is in compliance in all material respects with all Laws. The Company has not received any notice alleging (or any notice of any investigation related to) any violation by the Company of any Law, which notice has not been resolved as of the date of this Agreement.

         6.32. LABOR MATTERS.

                  6.32.1. LABOR UNION ACTIVITY. Neither the Company nor any predecessor to the Company has been a party to any labor union contract, nor to Seller's Knowledge has there been any union organizing activity conducted by the Company's employees with respect to its operations within the past five years. The Company has not received written or other formal notice that any of the employees of the Business is the subject of any labor organization effort. No formal action concerning representation is pending respecting the Company's employees.

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                  6.32.2. INCREASES IN COMPENSATION. Since the Most Recent
Fiscal Year End, there has been no general increase in the wage rates of employees of the Business or in the compensation of management thereof, other than increases in the Ordinary Course of Business.

                  6.32.3. EMPLOYMENT CONTRACTS. The Company does not have any employment or consulting agreement or other contract with any employee.

                  6.32.4. EMPLOYEE CLAIMS OR CHARGES. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or other agency. There is no claim or charge before the Equal Employment Opportunity Commission or similar state agency. No grievance or arbitration is pending or, to Seller's Knowledge, threatened against the Company. No employee, and no former employee, of the Company has made any Claim against the Company which has not been resolved.

                  6.32.5. SEVERANCE PAY, GOLDEN PARACHUTE PAYMENTS, ETC. The consummation of the transactions contemplated by this Agreement will not subject Buyer or the Company to any Liability, directly or indirectly, with respect to any of Seller's or the Company's employees for severance pay, unemployment compensation, accrued vacation, golden parachute payment or any similar payment arising out of such employee's employment by Seller, by the Company or by any Affiliate of Seller or the Company.

         6.33. INSURANCE. Schedule 6.33 lists all insurance coverage carried by the Company. Each such policy is in full force and effect. The Company has not received any notice from any insurance company of any defect or inadequacies in the insurable Assets or any part thereof adversely affecting the insurability thereof. No insurance carrier has made a reservation of right with respect to any claim made by Seller under any such insurance policy.

         6.34. CONDEMNATION; ETC. None of the Real Property (or any part thereof) is the subject of any pending or, to Seller's Knowledge, threatened condemnation, eminent domain, rezoning or similar proceeding. No Governmental Authority or any other Person has informed (either orally or in writing) the Company or Seller or any Affiliate of Seller or of the Company that such Governmental Authority or other Person is contemplating the purchase of, or wishes to purchase, or made or wishes to make an offer to purchase, any of the Real Property.

         6.35. ABSENCE OF CERTAIN MATERIAL CHANGES OR EVENTS. Except as set forth on the Schedules to this Agreement (including the Disclosure Schedule), since the Most Recent Fiscal Year End, there has not been any Material Adverse Change or any damage, destruction or other loss (whether or not covered by insurance) which has had or, to Seller's Knowledge, will have a Material Adverse Effect. Without limiting the generality of the immediately preceding sentence, except as set forth on the Schedules to this Agreement (including the Disclosure Schedule), since the Most Recent Fiscal Year End, the Company has not, directly or indirectly: (i) declared or paid any dividend or made any other distribution of any of its assets to any of its stockholders; (ii) canceled, compromised, waived or released any material Claim; (iii) made or authorized any change in the articles or certificate of incorporation or bylaws of the Company or of any of the Company's Subsidiaries; (iv) entered into any other material transaction other than in the Ordinary Course of Business; or (v) entered into any Contractual Obligation or arrangement (whether oral or written, contingent or otherwise) with respect to any of the matters set forth in this Section
6.35. Since the date of the Most Recent Balance Sheet, the Company has conducted the Business in the Ordinary Course of Business.

         6.36. MATERIAL OMISSIONS. Independent of and in addition to the other representations and warranties contained in this Section 6, neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller in connection with this Agreement

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

or with any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         6.37. SHARES; DIRECTORS AND OFFICERS. Seller possesses good and marketable title to the Shares. The Shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights. There are no existing Liens, Options or commitments of any character whatsoever relating to any of the Shares. There are no: (i) Stock Equivalents of the Company outstanding; (ii) subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its Stock or Stock Equivalents; or (iii) agreements or understandings with respect to the voting, sale (including an Option or similar arrangement) or transfer of any share of Stock in the Company to which Seller or the Company is a party. The Shares constitute 100% of the issued and outstanding shares of Stock in the Company.

         6.38. BROKERS. No agent, broker or other Person acting pursuant to express or implied authority of Seller or the Company is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or, pursuant to express or implied authority of Seller or the Company, will be entitled to make any Claim (including the assertion of a Lien) against Buyer or the Company or any of the Real Property for a commission or finder's fee.

7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the statements contained in this Section 7 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 7.

         7.1. ORGANIZATION. Buyer is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, and has the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

         7.2. AUTHORIZATION. There is no provision in Buyer's articles or certificate of incorporation or in its bylaws (or comparable organizational documents) which prohibits or limits Buyer's ability to consummate the transactions contemplated to be consummated by Buyer hereunder. Buyer has the full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated to be consummated or fulfilled by Buyer hereunder. The execution and delivery of this Agreement by Buyer and the due consummation by Buyer of the transactions contemplated to be consummated by Buyer hereby have been duly authorized by all necessary action of the board of directors and shareholders of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         7.3. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated to be consummated by Buyer hereby nor compliance by Buyer with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the articles or certificate of incorporation or bylaws (or comparable organizational documents) of Buyer;
(ii) a breach of, or right of termination, forfeiture or default under any term, condition or provision of any Contractual Obligation or Permit to which Buyer is a party or by which any of its assets is bound or affected, or an event which, with the giving of notice, lapse of time or both, would result in any such breach, right of termination, forfeiture or default;
(iii) a violation of any Law, or of any order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time or both, would result in any such violation; or (iv) any Person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from


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Seller or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

         7.4. LITIGATION AND PROCEEDINGS. There is no Controversy pending or, to the knowledge of Buyer, threatened against Buyer which challenges the validity of this Agreement or the transactions contemplated hereunder, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions.

         7.5. CONSENTS AND APPROVALS. No consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance by Buyer of the transactions contemplated to be consummated by Buyer hereunder, except for consents which are obtained and delivered by Buyer to Seller on or before the Closing Date.

         7.6. BROKERS. No agent, broker or other Person acting pursuant to express or implied authority of Buyer is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or, pursuant to express or implied authority of Buyer, will be entitled to make any Claim (including the assertion of a Lien) against Seller or the Company or any of the Real Property for a commission or finder's fee.

8. ACTIONS PRIOR TO AND ON THE CLOSING. The Parties respectively covenant as follows for the period from the date hereof through and including the Closing Date.

         8.1. MAINTENANCE OF BUSINESS. Except to the extent that principles of fiduciary duty require otherwise, Seller will cause the Company and each of the Company's Subsidiaries to: (i) conduct its business in the Ordinary Course of Business; (ii) use Commercially Reasonable Efforts to preserve intact its business organizations and relationships with third parties;
(iii) maintain its assets (including the expenditure of adequate amounts for maintenance) consistent with the pattern and practice of maintenance of such assets in the industry in which they are currently used; (iv) maintain its assets in as favorable a condition as the same are in on the date hereof, except for normal wear and tear; (v) maintain insurance covering its assets comparable to that in effect on the date hereof; (vi) reapply for necessary Permits in the Ordinary Course of Business; (vii) replace in accordance with past practice inoperable, worn-out, obsolete or destroyed assets; and (viii) make timely payments on accounts payable and other Liabilities, or contest such obligations in good faith. Without limiting the generality of the foregoing (except with the prior written consent of Buyer, which consent may not be unreasonably withheld, delayed or conditioned, or except as contemplated by this Agreement), Seller will not permit the Company or any of the Company's Subsidiaries to:

                  8.1.1. adopt or propose any change in its certificate or articles of incorporation or bylaws (or comparable organizational documents);

                  8.1.2. adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation among the Company's wholly-owned Subsidiaries or between the Company and any of its wholly-owned Subsidiaries);

                  8.1.3. issue, sell, transfer, pledge, dispose of or encumber any shares of Stock, or Stock Equivalents convertible into or exchangeable for, or to acquire, any shares of Stock, in the Company or in the Company's Subsidiaries;

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                  8.1.4. (i) split, combine, subdivide or reclassify its
outstanding shares of Stock; or (ii) declare, set aside or pay any dividend or other distribution payable in cash, Stock or property with respect to its Stock;

                  8.1.5. redeem, purchase or otherwise acquire directly or indirectly any of the Company's Stock or Stock Equivalents;

                  8.1.6. make or commit to make any Capital Expenditure in excess of $10,000;

                  8.1.7. increase the compensation or benefits of any director, officer or employee except for normal increases as required under applicable Law or under any existing Contractual Obligation and except for normal increases in the Ordinary Course of Business to employees who are not directors or officers;

                  8.1.8. acquire a material amount of assets (as measured with respect to the consolidated assets of the Company and its Subsidiaries taken as a whole) of any other Person;

                  8.1.9. directly or indirectly, by operation of Law (including a merger or consolidation), judicial decree or otherwise, sell, exchange, hypothecate, pledge, encumber, lease, license or otherwise dispose of any assets or property, except: (i) for dispositions of inventory for fair consideration and in the Ordinary Course of Business; and (ii) pursuant to existing Contractual Obligations;

                  8.1.10. enter into any joint venture, partnership or other similar arrangement;

                  8.1.11. fail to pay any Liability as the same becomes due (except to the extent the same is contested in good faith);

                  8.1.12. enter into any transaction with Affiliates of the Company;

                  8.1.13. except in the Ordinary Course of Business, make any new Investment or increase or decrease any existing Investment;

                  8.1.14. acquire, organize or reorganize a Subsidiary;

                  8.1.15. enter into any transaction other than in the Ordinary Course of Business;

                  8.1.16. take any action that would make any Seller Representation inaccurate in any material respect at, or as of any time prior to, the Closing Date; and

                  8.1.17. agree or commit to do any of the foregoing.

         8.2. RELATIONSHIPS WITH EMPLOYEES; REPAYMENT OF TERM LOAN Seller will cause the Company to use Commercially Reasonable Efforts to: (i) keep available for Buyer the services of each of its employees; and (ii) maintain the relationship between the Company and its tenants, suppliers, customers and others having business relations with it. Seller will not permit the Company to, without Buyer's prior written consent, which consent may not be unreasonably withheld, delayed or conditioned: (a) materially increase or decrease the aggregate number of its employees or officers; or (b) relocate any of its employees; or (c) make any changes to any Employee Benefit Plan or adopt a new Employee Benefit Plan. Not less than three (3) Business Days prior to Closing, Seller will cause Company to repay in full its currently outstanding term loan with Charter One Bank (including any resulting pre-payment penalties) and may do so by increased borrowing under its existing revolving line of credit with such bank.

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         8.3. AMENDMENT TO CONTRACTUAL OBLIGATIONS. Except with Buyer's prior written consent, which consent may not be unreasonably withheld, delayed or conditioned, Seller will not permit the Company to amend, terminate (except pursuant to Section 8.7) or waive any rights under any Contractual Obligation or enter into any Contractual Obligation, in each case which is or will be an Assumed Contract.

         8.4. INSPECTION.

                  8.4.1. THROUGH THE CLOSING DATE. Buyer and its employees, officers, directors, attorneys, agents, independent auditors and representatives have the right, from the date of the execution of this Agreement up to and including the Closing, at reasonable times upon reasonable notice, to make a full due diligence investigation of: (i) the Business and the books and records of Seller and the Company pertaining thereto; (ii) the facilities and premises of the Company; and (iii) the facilities and premises of the Company's Affiliates used in or otherwise relating to the Business. Buyer may conduct environmental, engineering or other inspections necessary or desirable to enable Buyer to evaluate the Assets, and may apply for any Permits which may be required of Buyer, provided that such inspections or applications do not unreasonably interfere with the operation of the Business. Seller will, and will cause the Company to, cooperate with Buyer in carrying out the provisions of this Section and will provide Buyer promptly with such documents and information pertaining to the Assets and the Business as Buyer may reasonably request.

                  8.4.2. DUE DILIGENCE CONDITION PRECEDENT. For the 20 day period beginning with the date of this Agreement (the "DUE DILIGENCE PERIOD"), Buyer has the right to conduct a due diligence review of the Business and the Assets, including all matters disclosed in the Disclosure Schedule and the Seller Representations. If, during the Due Diligence Period, Buyer determines that any of the Seller Representations are incorrect in any material respect or that it is dissatisfied with any matter set forth in the Disclosure Schedule, Buyer may in its sole discretion terminate this Agreement by giving Seller written notice thereof prior to the end of the Due Diligence Period. If Buyer gives such notice prior to the end of the Due Diligence Period, this Agreement will terminate and no Party will have any Liability or obligation to the other hereunder except those which specifically survive the termination of this Agreement.

                  8.4.3. INDEMNIFICATION. Buyer agrees to indemnify, hold harmless and defend (with counsel reasonably acceptable to Seller) Seller and the Company against any Adverse Consequences suffered by Seller or the Company or any of the Real Property and resulting from the acts or omissions of Buyer or its employees, officers, directors, attorneys, agents, independent auditors and representatives in inspecting or investigating the Assets and the Business pursuant to this Section 8.4. Notwithstanding the preceding sentence, Buyer has no obligation to indemnify, hold harmless or defend Seller or the Company with respect to any Adverse Consequences arising out of Seller's or the Company's own negligence or willful misconduct. Buyer agrees to return all Real Property to substantially the same condition as it existed prior to such investigation and inspection. The obligations of Buyer under this Section 8.4.3 survive the termination of this Agreement.

         8.5. CONSENTS AND COMMERCIALLY REASONABLE EFFORTS.

                  8.5.1. AUTHORIZATIONS, ETC. As soon as practicable after the execution of this Agreement, the Parties will commence to take all reasonable action required to obtain all authorizations, consents, approvals, orders and agreements of, and to give all notices and make all filings with, Governmental Authorities and any other Person necessary to authorize, approve or permit their respective obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby. In furtherance of the preceding sentence, Seller agrees to use Commercially Reasonable Efforts to obtain the Required Consents, which Required Consents are to be in form reasonably acceptable to Buyer. In addition, subject to the terms and conditions herein provided, each of the Parties covenants and agrees to


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cooperate fully with each other and use its Commercially Reasonable Efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby. In addition, the Parties will cooperate with one another: (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Contractual Obligations in connection with the consummation of the transactions contemplated by this Agreement; and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Seller, on behalf of the Company, hereby grants Buyer permission to contact any parties to the Leases or to other Contractual Obligations to which the Company is a party for the purpose of investigating and ascertaining the status thereof provided that, prior to making any such contact, Buyer provides Seller with notice of Buyer's intent to make such contact and informs Seller of the topics to be discussed with such party. Subject to applicable Laws relating to the exchange of information, the Parties have the right to review in advance, and to the extent practicable each will consult with the other on, all information related to the Parties and their respective Subsidiaries that appears in any filing made with, or written materials submitted to, any third Person or Governmental Authority in connection with the transactions contemplated by this Agreement.

                  8.5.2. REGULATORY APPROVALS. No Party will take any action which will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals.

                  8.5.3. NOTICES OF CERTAIN EVENTS. Each Party will notify the other Party of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any Controversy commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries which relates to the consummation of the transactions contemplated by this Agreement; and
(iv) any change that is reasonably likely to result in a Material Adverse Effect or is likely to delay or impede the ability of any Party to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

         8.6. CASUALTY OR CONDEMNATION.

                  8.6.1. NOTICE OF CASUALTY OR CONDEMNATION. If, after the date hereof but prior to the Closing, any portion of the Real Property is damaged, destroyed or lost by fire or other casualty (a "CASUALTY"), or if condemnation or eminent domain proceedings are proposed, threatened or commenced against any portion of the Real Property (a "PROCEEDING"), Seller will immediately notify Buyer of such event.

                  8.6.2. MATERIAL IMPAIRMENT. In the event that the effect of such Casualty or Proceeding impairs or is reasonably likely to impair in any material way the current use of the Real Property the subject thereof (as determined by Buyer in its reasonable discretion), Buyer may elect to terminate its obligations under this Agreement by notice to Seller within ten Business Days after Buyer receives such notice from Seller, or elect to close the purchase and sale contemplated herein, in which case the Company is to receive any and all insurance or condemnation proceeds or awards (collectively the "PROCEEDS") payable as the result of such Casualty or Proceeding (including any such Proceeds paid to or for the account of the Company or any Affiliate of the Company prior to the Closing Date, whether or not such Proceeds then constitute Assets). If Buyer elects to terminate such obligations, no Party has any further obligation under this Agreement other than those obligations which specifically survive the termination of this Agreement.

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                  8.6.3. NO MATERIAL IMPAIRMENT. In the event that the
effect of such Casualty or Proceeding does not impair or is not reasonably likely to impair in any material way the current use of the Real Property the subject thereof (as determined by Buyer in its reasonable discretion), the Closing will not be affected thereby.

         8.7. LIABILITIES AND OTHER CONTRACTUAL OBLIGATIONS. On the Closing Date, Seller agrees to pay, or make adequate provision (reasonably satisfactory to Buyer) for the payment of, all of the Company's Liabilities which are Excluded Liabilities. The Company may not incur any Liability as the result of Seller complying with this Section.

         8.8. EXECUTION OF DOCUMENTS. Seller agrees to execute and deliver to Buyer on or before the Closing Date the Transfer Documents, the Non-Compete Agreement and the Employment Agreement. Buyer agrees to execute and deliver to Seller on or before the Closing Date the Non-Compete Agreement and the Employment Agreement.

9. ACTIONS AFTER CLOSING. The Parties agree as follows with respect to periods arising after the Closing Date and agree that the obligations set forth in this Section 9 survive the Closing and the payment of the Purchase Price.

         9.1. CONFIDENTIALITY.

                  9.1.1. CONFIDENTIAL INFORMATION RECEIVED FROM THE OTHER PARTY. Each Party agrees to maintain any Confidential Information that it may receive from the other Parties confidential and may not disclose such information to any Person without the prior written consent of the Party originally furnishing such Confidential Information (the "FURNISHING PARTY"). However, a Party (the "DISCLOSING PARTY") may disclose such Confidential Information: (i) to legal counsel of the Disclosing Party; (ii) to other professional advisors of the Disclosing Party (but only if they have been informed of the confidential nature of such Confidential Information and agree to be bound by the terms of this Section); (iii) to regulatory officials having jurisdiction over the Disclosing Party, including all necessary disclosures under applicable securities laws; and
(iv) as required by Law or legal process or in connection with any legal proceeding to which the Disclosing Party is a party or is otherwise subject. In each such event (other than clause (i) or (ii)), the Disclosing Party, prior to such disclosure, must inform the Furnishing Party.

                  9.1.2. DISCLOSURES BY SELLER. After the Closing, except as required by Law or legal process, Seller may not disclose any information regarding Buyer, the Company, the Business or the Assets that is confidential or proprietary in nature unless such information is or becomes generally available to the public (other than as a result of the disclosure thereof in violation of this Section 9.1).

                  9.1.3. INDEPENDENT OBLIGATIONS. The obligations of the Parties under this Section 9.1 are in addition to, and not in substitution of, any confidentiality agreement executed by any Party.

         9.2. COOPERATION. After the Closing Date, Buyer will, at reasonable times upon reasonable notice, permit Seller to make reasonable examinations of the books and records of the Company or the Business in the possession of Buyer and relating to time periods ending at or prior to the Closing Date and will permit Seller to make copies of the relevant portions of such books and records at Seller's expense, in each case to the extent necessary for Seller or its Affiliates to comply with applicable legal, Tax or accounting requirements. After the Closing Date, Seller will, at reasonable times upon reasonable notice, permit Buyer to make reasonable examinations of the books and records of the Company or the Business still in the possession of Seller and relating to time periods ending at or prior to the Closing Date and will permit Buyer to make copies of the relevant portions of such books and records at Buyer's expense, in


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each case to the extent necessary for Buyer or its Affiliates to comply with applicable legal, Tax or accounting requirements.

         9.3. FURTHER ASSURANCES. The Parties will execute and deliver such further documents and do such further acts and things as may be required to carry out the intent and purpose of this Agreement. Without limiting the generality of the foregoing, in case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Seller and Buyer will execute such further documents (including assignments, acknowledgements, consents and other instruments of transfer) and will take such further action as may be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable Laws. Seller will cooperate with, and will use Commercially Reasonable Efforts to assist, Buyer in obtaining Uniform Commercial Code termination statements and mortgage releases. Seller will cooperate with Buyer in identifying Permits relating to the Business and provide reasonable assistance to Buyer in effecting the transfer thereof or obtaining the same. To the extent any Required Consent has not been obtained as of the Closing, Seller will, during the remaining term of such Contractual Obligation, use all Commercially Reasonable Efforts to: (i) obtain such consent; and (ii) cooperate with Buyer in any reasonable and lawful arrangement designed to provide the benefits and obligations of such Contractual Obligation to Buyer. If the provisions of clause (ii) are not satisfied on or before the Closing Date, the provisions of Sections 5.2.4 and 5.3.5 become applicable.

         9.4. ASSETS. Any asset (including all remittances and all mail and other communications) that is or otherwise relates to Seller's personal assets and that is or comes into the possession, custody or control of Buyer or any of Buyer's Affiliates (including the Company and its or their successors in interest or assigns) must forthwith be transferred, assigned and conveyed by Buyer or such Affiliate to Seller. Any asset (including all remittances and all mail and other communications) that is or otherwise relates to an Asset and that is or comes into the possession, custody or control of Seller or any Affiliate of Seller (including its or their successors in interest or assigns) must forthwith be transferred, assigned and conveyed by Seller or such Affiliate to the Company. Until such transfer, assignment and conveyance, Seller and such Affiliates do not have any right, title or interest in such asset nor may they use the same; rather, they hold such asset in trust for the benefit of the Company.

10. TERMINATION.

         10.1. TERMINATION AND ABANDONMENT. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

                  10.1.1. by mutual written consent of the Parties;

                  10.1.2. by either Buyer or Seller if the Closing has not occurred on or before July 30, 2004;

                  10.1.3. by Buyer, if the conditions set forth in Section
5.3 have not been complied with or performed in any material respect and such noncompliance or nonperformance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller on or before the Closing Date; or

                  10.1.4. by Seller, if the conditions set forth in Section
5.2 have not been complied with or performed in any material respect and such noncompliance or nonperformance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before the Closing Date.

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         10.2. NOTICE OF TERMINATION. In the event of termination of this
Agreement by either Buyer or Seller pursuant to Section 10.1, the terminating Party must give prompt written notice thereof to the non-terminating Party.

         10.3. EFFECT OF TERMINATION. In the event of the termination or abandonment of this Agreement pursuant to the provisions of Section 10.1.1 or Section 10.1.2 or by Buyer pursuant to the provisions of Section 10.1.3 (except as provided in Section 10.4) or by Seller pursuant to the provisions of Section 10.1.4 (except as provided in Section 10.5), this Agreement thereafter becomes void and has no effect (except as provided in Section 12.11).

         10.4. DEFAULT BY SELLER. In the event of a default by Seller of its obligations hereunder to close, Buyer may elect to either: (i) sue for specific performance as set forth herein; or (ii) terminate this Agreement as set forth in Section 10.1.3 and in either case, sue Seller for any and all Adverse Consequences that Buyer may incur or has incurred as a result of such default.

         10.5. DEFAULT BY BUYER. In the event of a default by Buyer of its obligations hereunder to close, Seller may elect either to: (i) sue for specific performance as set forth herein; or (ii) terminate this Agreement as set forth in Section 10.1.4; and in either case sue Buyer for any and all Adverse Consequences that Seller may incur or has incurred as a result of such default.

11. INDEMNIFICATION.

         11.1. SELLER. Seller hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Buyer, and Buyer's past, present and future officers, directors, shareholders, employees, agents, attorneys and representatives, and each of the foregoing's heirs, personal representatives, successors and assigns, from and against any and all Adverse Consequences incurred, paid or sustained by any of the foregoing, in each case in connection with, arising out of, based upon, relating to or otherwise involving: (i) Seller's misrepresentation or breach of warranty in this Agreement; (ii) Seller's nonfulfillment of any covenant under this Agreement; and (iii) the Excluded Liabilities.

         11.2. BUYER. Buyer hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Seller, and Seller's past, present and future officers, directors, shareholders, employees, agents, attorneys and representatives, and each of the foregoing's heirs, personal representatives, successors and assigns, from and against any and all Adverse Consequences incurred, paid or sustained by any of the foregoing, in each case in connection with, arising out of, based upon, relating to or otherwise involving: (i) Buyer's misrepresentation or breach of warranty in this Agreement; and (ii) Buyer's nonfulfillment of any covenant under this Agreement.

         11.3. REPRESENTATIONS AND WARRANTIES; SURVIVAL; INDEPENDENT SIGNIFICANCE. Each Party agrees that, except for the representations and warranties contained in this Agreement, no Party has made any other representation or warranty to the other Party, and each Party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated herein, notwithstanding the delivery or disclosure to any other Party or any Party's representatives of any documentation or other information with respect to any one or more of the foregoing. Subject to Section 11.7, if applicable, the indemnifications and the representations and warranties set forth herein, and the covenants set forth in Sections 3.2, 4 and 9, survive: (i) the Closing Date; (ii) the payment of the Purchase Price; (iii) the delivery and recordation (where applicable) of the Transfer Documents; and (iv) any investigation made by Buyer (either before or after the date of this Agreement). The Parties intend that each representation, warranty and covenant contained herein has independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the


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same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         11.4. NOTICE OF CLAIMS. Promptly after any Indemnified Party has received notice of or has knowledge of any claim for indemnification hereunder, or the commencement of any Controversy by a Person not a party to this Agreement or by a Person not an Affiliate of a Party to this Agreement (a "THIRD PERSON"), the Indemnified Party must, as a condition precedent to a claim with respect thereto being made against an Indemnifying Party pursuant to Section 11.1 or Section 11.2, give the Indemnifying Party written notice of such claim or the commencement of such Controversy. Such notice must state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The failure of any Indemnified Party to give notice as provided herein relieves the Indemnifying Party of its obligations under this Section 11 if the failure to timely give such notice is materially prejudicial to the Indemnifying Party's ability to adequately defend such claim or Controversy.

         11.5. THIRD PERSON CLAIMS. The Indemnifying Party has the right to defend and settle, at its own expense and by its own counsel, any claim by a Third Person so long as the Indemnifying Party diligently pursues the same in good faith. If the Indemnifying Party undertakes to defend or settle, it must promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party must cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation includes furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties must use the same counsel, which is the counsel selected by the Indemnifying Party; provided that, if counsel to the Indemnifying Party has a conflict of interest that prevents such counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party has the right to participate in such matter through counsel of its own choosing and the Indemnifying Party must reimburse the Indemnified Party for the reasonable fees and expenses of its counsel but, in such case, the Indemnified Parties are entitled to only one such counsel. After the Indemnifying Party has notified the Indemnified Party of the Indemnifying Party's intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense in good faith, the Indemnifying Party is not liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent set forth in the "provided that" clause in the immediately preceding sentence and except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party is to be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim offered or agreed to by the Third Person, which settlement complies with the provisions of this Section, and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under Section 11 with respect to such Third Person claim is limited to the amount so offered or agreed to in settlement by such Third Person and the Indemnified Party must reimburse the Indemnifying Party for any additional costs of defense which the Indemnifying Party subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense in good faith, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter on a commercially reasonable basis under the circumstances, and the Indemnifying Party must reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith. All settlements effected hereunder must effect a complete release of the Indemnified Party with respect to the Third Person claim, must not require a payment by the Indemnified Party and must not contain an


                                     34

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

admission of liability on the part of the Indemnified Party unless, in each case, the Indemnified Party otherwise agrees in writing.

         11.6. INDEMNIFICATION PAYMENTS. The Parties will make appropriate adjustments in the amount of indemnification payable to an Indemnified Party for any Tax benefits or Tax detriments in determining the amount of any indemnification obligation under Section 11. In addition, the amount of any obligation for which indemnification may be claimed by any Indemnified Party will be reduced by any insurance proceeds received by the Indemnified Party (or by any Affiliate of the Indemnified Party) with respect to the matter that is the subject of the indemnification claim. Each Indemnified Party agrees to make good faith, Commercially Reasonable Efforts to obtain all such insurance proceeds available to it, provided that nothing in this Section requires any Indemnified Party to carry any insurance. All indemnification payments under Section 11 will be deemed adjustments to the Purchase Price.

         11.7. LIMITATIONS.

                  11.7.1. LIMITATIONS ON BUYER.

                           11.7.1.1. BASKET AMOUNT AND CAP. No claim for
indemnification under Section 11.1(i) may be made by Buyer against Seller unless or until the aggregate amount for all such claims by Buyer against Seller exceeds the Basket Amount and, if the aggregate amount of all such claims exceeds the Basket Amount (after which point Seller will be obligated to indemnify Buyer from and against all such Adverse Consequences, including the Basket Amount), Seller will be liable with respect to such aggregate amount, but not to exceed the Purchase Price.

                           11.7.1.2. TIME LIMITATIONS. No claim for
indemnification under Section 11.1(i) with respect to any Seller
Representation may be made by Buyer against Seller more than three years after the Closing Date; however, any such claim made during such applicable period may continue to be prosecuted in accordance with this Agreement after such applicable periods.

                           11.7.1.3. NON-APPLICABILITY. The limitations
contained in this Section 11.7.1 do not apply to a claim for indemnification under Sections 11.1(ii) and (iii) or to a claim based upon any intentional breach or misrepresentation or to a claim under Section 3 or Section 4.

                  11.7.2. LIMITATIONS ON SELLER.

                           11.7.2.1. BASKET AMOUNT AND CAP. No claim for
indemnification under Section 11.2(i) may be made by Seller against Buyer unless or until the aggregate amount for all such claims by Seller against Buyer exceeds the Basket Amount and, if the aggregate amount of all such claims exceeds the Basket Amount (after which point Buyer will be obligated to indemnify Seller from and against all such Adverse Consequences, including the Basket Amount), Buyer will be liable with respect to such aggregate amount, but not to exceed the Purchase Price.

                           11.7.2.2. TIME LIMITATIONS. No claim for
indemnification under Section 11.2(i) with respect to any Buyer Representation may be made by Seller against Buyer more than three years after the Closing Date (provided that any such claim made during such three-year period may continue to be prosecuted in accordance with this Agreement after such three-year period).

                           11.7.2.3. NON-APPLICABILITY. The limitations
contained in this Section 11.7.2 do not apply to a claim for indemnification under Section 11.2(ii) or to a claim based upon any intentional breach or misrepresentation or to a claim under Section 3 or Section 4.

                                     35

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

                  11.7.3. RECOUPMENT UNDER POST-CLOSING PAYMENTS OR EMPLOYMENT AGREEMENT. Subject to the limitations contained in Section 11.7, if applicable, Buyer has the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under Section 11.1) by notifying Seller that Buyer is reducing (i) the principal amount of outstanding post-closing payments under Section 3.2.2, (ii) the amount of the Earnout Payment under Section 3.2.3, or (iii) the amounts payable to Seller under the Employment Agreement. Further, in the event Seller does not timely make any payment required to be made to Buyer under Section 3 or Section 4, Buyer has the option of recouping all or any part of such payment by notifying Seller that Buyer is reducing (a) the principal amount of outstanding post-closing payments under Section 3.2.2, (b) the amount of the Earnout Payment under
Section 3.2.3, or (c) the amounts payable to Seller under the Employment Agreement.

         11.8. RIGHT OF OFFSET. Subject to the limitations contained in
Section 11.7, if applicable, a Party has the option of recouping all or any part of any Adverse Consequences it may suffer, or any amount due it under
Section 3 or Section 4, in lieu of seeking any indemnification to which it is entitled under Section 11.1 or Section 11.2, as applicable, by offsetting any amount owed to the Party by the other Party (whether owed under this Agreement or otherwise) by the amount of such Adverse Consequences or the amounts due it under Section 3 or Section 4, as applicable.

12. GENERAL PROVISIONS.

         12.1. ACCOUNTING AND UCC TERMS. All accounting terms not specifically defined herein are to be construed in accordance with GAAP as in effect from time to time. The terms "chattel paper," "instrument," "mortgage," "security agreement," "security interest," "financing statement" and "general intangibles" as used herein have the meanings ascribed to them in the Uniform Commercial Code as enacted in Illinois.

         12.2. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the Party against whom enforcement is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         12.3. APPROVALS AND CONSENTS. If any provision hereof requires the approval or consent of any Party to any act or omission, such approval or consent is not to be unreasonably withheld, delayed or conditioned except as set forth herein.

         12.4. ASSIGNMENTS. No Party may directly or indirectly assign or transfer any of its rights or obligations under this Agreement (whether voluntarily or involuntarily or by operation of Law (including a merger or consolidation), judicial decree or otherwise) to any other Person without the prior written consent of the other Party. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to any Affiliate of Buyer without the consent of Seller, but no such assignment relieves Buyer of any of its obligations hereunder.

         12.5. BUSINESS DAY. If any day on which any payment is required to be made hereunder, or on which any notice must be sent, or on which any time period described herein commences or ends is not a Business Day, then such day will be deemed for all purposes of this Agreement to fall on the next succeeding day which is a Business Day.

                                     36

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

         12.6. CAPTIONS. Captions contained in this Agreement and the table of contents preceding this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         12.7. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile or telecopy document is to be re-executed in original form by the Parties who executed the facsimile or telecopy document. No Party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         12.8. COUNTERPARTS. This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.

         12.9. ENTIRE AGREEMENT. This Agreement, together with the Transfer Documents, the Non-Compete Agreement and the Employment Agreement, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written.

         12.10. EXHIBITS AND SCHEDULES. All of the Exhibits and Schedules attached to this Agreement are deemed incorporated herein by reference.

         12.11. EXPENSES OF THE PARTIES.

                  12.11.1. EACH PARTY PAYS ITS OWN EXPENSES. Except as otherwise provided herein or agreed to in writing by the Parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such costs and expenses. Seller agrees to pay directly all Taxes, fees and other charges, including all sales Taxes, transfer Taxes and recording charges, incurred as a result of the consummation of the transactions contemplated by this Agreement.

         12.12. FAILURE OR DELAY. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case entitles such Party to any other or further notice or demand in similar or other circumstances.

         12.13. GOVERNING LAW. This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Illinois applicable to contracts made and to be performed wholly within Illinois, without regard to choice or conflict of laws rules.

         12.14. LEGAL FEES. In the event any Party brings suit or institutes arbitration proceedings to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit or arbitration proceeding brought by another Party, the prevailing Party in such suit or arbitration proceeding is entitled to recover its attorneys' fees and expenses.

                                     37

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

         12.15. NO JOINT VENTURE OR PARTNERSHIP. The Parties agree that nothing contained herein is to be construed as making the Parties joint venturers or partners.

         12.16. NOTICES BETWEEN THE PARTIES. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one Business Day after delivery to the telegraph company or overnight courier service with payment provided; (iv) in the case of telecopy or fax, when sent, verification received; or (v) in the case of electronic transmission such as e-mail, when sent; in each case addressed as follows:

                  if to Buyer:

                           Boss Holdings, Inc.
                           221 West First Street
                           Kewanee, IL  61443
                           Attn: J. Bruce Lancaster
                           Fax #: 309-852-0338
                           e-mail: blancaster@bossgloves.com

                  with a copy to:

                           James F. Sanders
                           8235 Forsyth Blvd., Suite 400
                           St. Louis, MO 63105
                           Fax #: 314-889-9603
                           e-mail: jsanders@apexoil.com

                  if to Seller:

                           Terrence J. Brizz
                           20780 Stratford Avenue
                           Rocky River, OH 44116
                           Fax #: (800) 644-8861
                           e-mail: tbrizz@galaxyballoon.com

                  with a copy to:

                           Gary W. Johnson
                           Weston Hurd Fallon Paisley & Howley LLP
                           2500 Terminal Tower, 50 Public Square
                           Cleveland, OH  44113
                           Fax #: (216) 621-8369
                           e-mail: GJohnson@westonhurd.com

or to such other address as any Party may designate by notice to the other Party in accordance with the terms of this Section.

         12.17. PUBLICITY REGARDING THIS AGREEMENT. Any publicity release, advertisement, filing, public statement or announcement made by or at the request of any Party regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by and must be reasonably satisfactory to


                                     38

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

the other Party. Notwithstanding the preceding sentence, if a Party is required by applicable Law to make any publicity release, filing, public statement or announcement, the issuing Party may make the same without the approval of the other Party but the issuing Party must use Commercially Reasonable Efforts to consult with the other Party before making any such release, filing, statement or announcement.

         12.18. REMEDIES CUMULATIVE. Except as set forth in Sections 10.4,
10.5 and 11.7, each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any Party at law, in equity or otherwise.

         12.19. SCHEDULES. To the extent necessary to correct, modify or supplement the information contained herein, the Schedules hereto may be replaced by mutually agreed upon replacement Schedules. Nothing in any Schedule hereto (including the Disclosure Schedule) will be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

         12.20. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the Parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

         12.21. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Each Party recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law will provide adequate relief to the other Party. Therefore, each Party is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when the other Party fails to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by Law, each Party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

         12.22. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE COUNTY OF HENRY, STATE OF ILLINOIS OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                                     39

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         12.23. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the Parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         12.24. THIRD-PARTY BENEFICIARY. Except as specifically set forth herein, this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under or because of the existence of this Agreement.

         12.25. ARBITRATION. Except as set forth in Section 4 and Section 12.21, any Claim arising out of or related to this Agreement, or a breach hereof, is to be settled by arbitration in accordance with the procedures set forth on Schedule 12.25.

                THIS AGREEMENT CONTAINS A BINDING ARBITRATION
                PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                           BUYER:

                           BOSS HOLDINGS, INC.

                           By: /s/ J. Bruce Lancaster
                               --------------------------------------------
                               J. Bruce Lancaster, Executive Vice President

                           SELLER

                               /s/ Terrence J. Brizz
                               --------------------------------------------
                               Terrence J. Brizz


                                     40

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

                               SCHEDULE 12.25

                           ARBITRATION PROCEDURES

         The Parties agree that, all disputes between them relating to or arising out of this Agreement, any provision hereof or any alleged breach hereof, other than disputes over Final Tangible Net Worth as set forth in
Section 4 or claims for specific enforcement or injunctive relief under
Section 12.21 (collectively, "DISPUTE CLAIMS"), will be submitted to binding arbitration as provided in this Schedule.

         (1) If a Dispute Claim arises and the Parties have not been successful in resolving such dispute through negotiation on or before the 30th day following the first notice of the subject matter of the Dispute Claim to a Party, then any Party may refer such dispute to binding arbitration.

         (2) Any and all Dispute Claims, even though some or all of such Dispute Claims allegedly are extra-contractual in nature, whether such Dispute Claims sound in contract, tort or otherwise, at law or in equity, under state or federal Law, whether provided by statute or the common law, will be resolved by binding arbitration pursuant to this Schedule and the Federal Arbitration Act; provided that nothing herein prohibits a Party from instituting proceedings in a state or federal court with jurisdiction over the Parties to: (i) compel arbitration in accordance with this agreement to arbitrate; (ii) obtain orders to require witnesses to obey subpoenas issued by the arbitrator or as may otherwise be necessary to facilitate the arbitration proceedings; or (iii) secure confirmation or enforcement of any arbitration award rendered pursuant to this Agreement.

         (3) A Party that wishes to refer a Dispute Claim to arbitration (the "REFERRING PARTY") must provide notice (an "ARBITRATION NOTICE") to the other Party (the "NON-REFERRING PARTY") stating: (i) a general description of the Dispute Claim; and (ii) that the Dispute Claim is being referred to arbitration under this Agreement.

         (4) The Referring Party and the Non-Referring Party must endeavor in good faith to agree promptly on a neutral arbitrator who may be a person experienced in the manufacturing and sales industry, or experienced in the subject mater of the Dispute Claim (e.g., an accountant for an accounting issue), or an experienced arbitrator, such as a lawyer or a retired judge . If on or before the 15th day following receipt of the Arbitration Notice they have not so agreed on the neutral arbitrator, either Party may request that JAMS/Endispute ("JAMS") assist the parties in selecting a neutral arbitrator in accordance with the JAMS Streamlined Arbitration Rules and Procedures ("JAMS RULES").

         (5) The validity, construction and interpretation of this Agreement, and all procedural aspects of the arbitration conducted pursuant to this Agreement, including the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this arbitration agreement, the receipt of evidence and the like), will be decided by the arbitrator and will be governed by and construed pursuant to the Federal Arbitration Act. In deciding the substance of the Parties' Dispute Claims, the arbitrator will apply the substantive laws set forth in Section 12.13. The arbitrator does not have the authority to award any treble, punitive, special, exemplary, incidental, indirect or consequential damages. The arbitrator does not have the authority to modify or amend any term or provision of the Agreement or this Schedule.

                                    S-1

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         (6) The arbitration will be conducted in Chicago, Illinois or such other place as the Parties may agree. The arbitrator will set the date, the time and the place of the hearing, which must commence on or before the 60th day following the designation of the arbitrator. The arbitration will be conducted under the JAMS Rules to the extent not inconsistent with the provisions of the Agreement and this Schedule. The arbitration will be self-administered by the Parties until selection of the arbitrator, and thereafter will be administered by the arbitrator; provided that, if a Party believes the process will be enhanced if it is administered by JAMS, such Party has the right to cause the process to become administered by JAMS by applying to JAMS and, thereafter, the arbitration will be conducted pursuant to the administration of JAMS. In determining the extent of discovery, the number and length of depositions and all other pre-hearing matters, the arbitrator will endeavor to the extent possible to streamline the proceedings and minimize the time and cost of the proceedings. There will be no transcript of the hearing. The final hearing may not exceed five Business Days, with the Seller, on the one hand, and the Buyer, on the other hand, to be granted one-half of the allocated time to present its case to the arbitrator. The Parties may submit a post-hearing brief to the arbitrator, which must be submitted within ten days of the completion of the final hearing. All proceedings conducted hereunder and the decision of the arbitrator must be kept confidential by the Parties.

         (7) The arbitrator must render his award on or before the 20th day following the last session of the hearing fully resolving all Dispute Claims that are the subject of the arbitration proceeding. The arbitrator's ultimate decision after final hearing must be in writing. The Party against which the award assesses a monetary obligation must pay that obligation on or before the 30th calendar day following the decision or such other date as the decision may provide. Any award not paid within such time period bears interest at the prime rate of interest (as published from time to time under the heading "Prime Rate" in The Wall Street Journal) plus 2% from the due date until paid in full. Any award of the arbitrator must be consistent with the limitations and terms of this Agreement. The arbitrator must certify in his decision that no part of the award includes any amount for treble, punitive, special, exemplary, incidental, consequential or other damages not allowed herein. The arbitrator's award may be confirmed in, and judgment upon the award entered by, any federal or state court having jurisdiction over the Parties as set forth in Section 12.22.

         (8) The decision of the arbitrator is final and binding on the Parties and non-appealable to the maximum extent permitted by Law.

         (9) It is the intent of the Parties that the arbitration proceeding be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrator's decisions to the courts. All of the Parties agree to waive their respective rights to further appeal or redress in any other court or tribunal except solely for the purpose of obtaining execution of the decision resulting from the arbitration proceeding.

         (10) Each Party hereby expressly agrees that the final award decision will also provide for: (i) legal fees and expenses as set forth in
Section 12.14; and (ii) an allocation and division between or among the Parties to the arbitration, on a basis which is just and equitable under the circumstances, of all other costs and expenses of the dispute, including arbitrator's, accountants' and expert witness fees, costs and expenses (including disbursements) incurred in connection with such proceedings.

         (11) Any claim for arbitration is subject to the restrictions set forth in Section 11.7.

         (12) Subject to Section 11.7 (if applicable), a demand for arbitration is to be made within a reasonable time after the Dispute Claim has arisen, but in no event later than the date when institution of legal or equitable proceedings based on such Dispute Claim would be barred by the applicable statute of limitations.

                                    S-2

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

         (13) No arbitration hereunder may include, by consolidation, joinder or any other manner, any Person other than Buyer, Seller and other Persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. Consent to arbitration involving an additional Person does not constitute consent to arbitration of a dispute not described therein or with a Person not named or described therein.

         (14) This agreement to arbitrate is enforceable by specific performance under applicable Law in a court of competent jurisdiction.

         (15) The award rendered by the arbitrator, including as to legal fees in accordance with Section 12.14, is final, and judgment may be entered upon it in accordance with applicable Law in any court of competent jurisdiction.

                                    S-3

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

                                  EXHIBIT A
                    TO STOCK PURCHASE AND SALE AGREEMENT

                        FORM OF EMPLOYMENT AGREEMENT

         This Employment Agreement ("AGREEMENT") is made as of the ____ day of July, 2004 between GALAXY BALLOONS, INCORPORATED, an Ohio corporation ("EMPLOYER"), and TERRENCE J. BRIZZ ("EMPLOYEE").

                                  RECITALS

         A. Employee and Boss Holdings, Inc., a Delaware corporation ("BHI") are parties to a Stock Purchase and Sale Agreement, dated as of July ___, 2004 (the "PURCHASE AGREEMENT") pursuant to which BHI has agreed to purchase all of Employee's stock in Employer.

         B. Employee will derive substantial economic benefit from BHI consummating the transactions contemplated under the Purchase Agreement and it is a condition precedent to BHI's obligations under the Purchase Agreement that Employee execute this Agreement.

         C. Employer is engaged in the business of manufacturing, sale or distribution of balloons, balls, toys, inflatable goods and miscellaneous premium items and Employer desires to employ Employee as its President and Employee desires to be so employed by Employer, all upon the terms set forth herein.

                                  AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1. EMPLOYMENT. Employer agrees to employ Employee as the President of Employer, and Employee agrees to be so employed during the term of this Agreement, upon the terms and conditions hereinafter set forth.

2. DUTIES. During the term of this Agreement, Employee is to devote his time and best efforts in carrying out his duties as President of Employer, which duties include: (i) those duties as are appropriate for an employee holding a position of President of Employer in Employer's business including general supervision of Employer's operations; and (ii) such other duties as may reasonably be assigned to Employee by Employer. Employee will report to Bruce Lancaster, Executive Vice President of BHI, and to Richard Bern, operational consultant to BHI. During the term of Employee's employment with Employer, Employee covenants and agrees to diligently and faithfully serve Employer in the capacity set forth above and to devote his full-time professional energies, attention, time, care and best efforts as are reasonably necessary to the performance of services and the fulfillment of duties normally associated with the above capacities; provided, however,
                                                      --------  -------
that Employee intends and will be permitted hereby to pursue a teaching position with an educational institution in the Cleveland, Ohio area ("TEACHING DUTIES") during the term of this Agreement. Notwithstanding his teaching duties, Employee will devote not less than an average of 140 hours per month toward his duties to Employer hereunder. In addition, Employee will not engage in any other activity which may interfere with or be in competition with the interests of Employer or any of its Subsidiaries (as such term is defined below).

3. TERM OF EMPLOYMENT. Employment by Employer of Employee pursuant to this Agreement commences on the date hereof and terminates on the second annual anniversary date of this Agreement,

                                 Ex. A - 1
unless the term of this Agreement is extended for an additional period or periods as may be agreed upon between Employer and Employee.

4. PLACE OF PERFORMANCE. In connection with Employee's employment hereunder, Employee is to be based at the principal executive offices of Employer, currently located in Lakewood, Ohio, except for required travel on Employer's or any Subsidiary's business. Employer is to furnish Employee with office space, furnishings, equipment (including hardware and software), support personnel and such other facilities and services as are suitable to Employee's position in Employer's business and as are adequate for the performance of his duties hereunder.

5. COMPENSATION. As full consideration for all services Employee renders to Employer and the Subsidiaries hereunder, Employer is to compensate Employee in the following manner.

         5.1. ANNUAL BASE SALARY. Employer is to pay Employee an initial annual base salary hereunder of $125,000, payable semi-monthly or otherwise in accordance with Employer's payroll policies as in effect from time to time (or at such other intervals as may be agreed upon by Employer and Employee) and subject to income tax and other withholdings as are required by law.

         5.2. CAR ALLOWANCE. Employee will be paid the amount of $10,000 per year as a car allowance, payable in monthly installments.

         5.3. OTHER BENEFITS. Employee is entitled during the term of this Agreement to:

                  5.3.1. participate in BHI's 401-K employee savings plan as now or hereafter in effect;

                  5.3.2. participate in any and all other standard employee welfare plans, employee benefit plans and similar plans of Employer now or hereafter in effect and open to participation by all employees of Employer generally, including (if offered) accidental death insurance, group life insurance, group disability insurance, medical and health plans (full family coverage in the case of Employee), sick pay, dental plans, and cafeteria plans; and

                  5.3.3. enjoy certain personal benefits provided by Employer, including: (i) reimbursement in full of all business, travel, relocation and entertainment expenses reasonably incurred by Employee in performing Employee's duties hereunder (provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Employer from time to time); (ii) three weeks of fully paid vacation during each calendar year at a time or times selected by Employee; and (iii) those holidays designated by Employer during which Employer's normal business operations are closed. Furthermore, in the event Employer changes its medical insurance plan to one which would require a contribution toward the premium by Employee, Employee's base salary shall be increased by an amount sufficient to cover Employee's required premium contribution and grossed-up for federal and state income tax on the increased amount.

6. TERMINATION. The employment of Employee hereunder by Employer may be terminated under the circumstances set forth below.

         6.1. CAUSE. Employer may terminate Employee's employment hereunder for cause. For purposes hereof, "CAUSE" means: (i) Employee's conviction of any felony, or of any misdemeanor which misdemeanor either involves moral turpitude or has had or is reasonably anticipated to have a materially adverse effect on the business of Employer, BHI or any Subsidiary; (ii) Employee's conviction of any crime or offense, or his engaging in conduct, involving Employee's enrichment at the expense of Employer, BHI or any Subsidiary; (iii) any knowing or willful misconduct by Employee amounting to fraud or dishonesty which is materially injurious to Employer, BHI or any Subsidiary (monetarily or


                                 Ex. A - 2
otherwise); (iv) a violation of any material provision of this Agreement by Employee; or (v) any willful failure (other than a failure resulting from disability or death) by Employee substantially to perform the reasonable directions of Employer's Board of Directors (the "BOARD") within 30 days (or such longer period if more than 30 days are required to substantially perform such directions with reasonable diligence and Employee has commenced performance within such 30 days) after written demand for substantial compliance by the Board. Employee will not be entitled to any further compensation hereunder for any period subsequent to the effective date of any termination for cause, but such termination shall not affect Employee's rights to receive other amounts payable under the Purchase Agreement or the Non-Compete Agreement, subject in each case to the limitations under Section
11.7 of the Purchase Agreement.

         6.2. DISABILITY. In the event of Employee's disability, Employer is to continue to make payments to him hereunder for a period of six months. If, at the end of such six - month period, Employee is still disabled, Employer may terminate Employee's employment hereunder upon 10 days' written notice to Employee setting forth the prospective effective date of such termination. On the effective date of such termination, Employer is to pay Employee a payment equal to any accrued unpaid salary and benefits to the date of termination. Employee will not be entitled to any further compensation from Employer for any period subsequent to the effective date of such termination except for payments to Employee under Employer's disability benefit plan, if any. For purposes hereof, "disability" and "disabled" mean the inability of Employee to perform his duties hereunder due to illness or injury as determined by a physician selected by Employer; provided, however, that if Employee disputes Employer's determination of
--------  -------
disability, Employee shall within ten (10) days after receipt of Employer's notice of disability termination deliver to Employer a written opinion of Employee's physician that Employee is not disabled. If the issue of disability still is disputed by the parties, within an additional twenty
(20) days Employer's physician and Employee's physician jointly will choose a third physician to examine Employee and the third physician's determination will be final.

         6.3. BREACH BY EMPLOYER. In the event Employer breaches any material provision of this Agreement and such breach is not cured within ten days after delivery of written notice thereof to Employer by Employee, identifying the breach with reasonable particularity, Employee may at his sole option, in addition to any other remedy available to him at law, in equity or otherwise, cease to perform his duties hereunder and terminate this Agreement and his employment with Employer. Such action by Employee shall be without prejudice to any remedy seeking payment of the amounts due to Employee under this Agreement, the Purchase Agreement or the Non-Compete Agreement (defined below).

7. CHANGE IN CONTROL.

         7.1. EMPLOYEE RIGHT TO TERMINATE. If a Change in Control (as such term is defined below) occurs during the term of this Agreement, Employee may elect, by written notice given to Employer at any time within three months after the date of such Change in Control, to terminate the employment of Employee by Employer. The termination of Employee's employment with Employer under this Section 7.1 becomes effective on the first day of the second calendar month commencing after delivery of such notice or on such earlier date as Employer and Employee mutually agree (the "EFFECTIVE DATE"). On the Effective Date, Employer is to pay Employee a payment equal to any accrued unpaid salary and benefits to the Effective Date.

         7.2. DEFINITIONS.

                  7.2.1. AFFILIATE. "AFFILIATE" means: (i) any person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined; or
(ii) any person who is a director or officer (or comparable position) of any person described in clause (i) above or of the party for whom an affiliate is being determined. For purposes


                                 Ex. A - 3
hereof, control of a person means the power, direct or indirect, to: (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such person; or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise and either alone or in conjunction with others.

                  7.2.2. CHANGE IN CONTROL. A "CHANGE IN CONTROL" of Employer is deemed to have occurred if: (i) a "person" (meaning an individual, a partnership or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than
(a) Employee, (b) a group including Employee, (c) a Subsidiary or Affiliate of BHI, or (d) G. Louis Graziadio, Graziadio Family Trust or Ginarra Partners, LLC (collectively, the "GINARRA INTERESTS"), or any group controlled by any of the Ginarra Interests, acquires 50% or more of the combined voting power of the outstanding securities of Employer having a right to vote as the result of any one or more securities transactions, including gifts and redemptions but excluding transactions described in the clause (ii) immediately following; (ii) there is consummated any consolidation, merger or exchange involving Employer or the securities of Employer in which the holders of voting securities of Employer immediately prior to such consummation and/or BHI and its Affiliates (including the Ginarra Interests) own, as a group, immediately after such consummation voting securities of Employer (or, if Employer does not survive such transaction, voting securities of the company surviving such transaction) having less than 50% of the total voting power of Employer (or such other surviving entity); or (iii) there is consummated any sale, lease, exchange or other transfer or disposition (in one transaction or a series of related transactions, including a liquidation of Employer), but excluding any transaction described in the immediately preceding clause (ii), of all or substantially all of the assets of Employer to a party which is not an Affiliate (as defined below) of BHI or is not controlled by the Ginarra Interests.

                  7.2.3. SUBSIDIARY. For purposes of this Agreement, "SUBSIDIARY" means: (i) any corporation of which BHI, Employer and/or their respective Subsidiaries own not less than 50% of the outstanding stock of such corporation having ordinary voting power for the election of directors of such corporation; (ii) any limited liability company in which any such party is a manager (if management of the limited liability company is vested in one or managers) or of which such parties own not less than 50% of the outstanding member interests of such limited liability company (if management of the limited liability company is vested in members); or (iii) any partnership, limited or general, in which any such party is a general partner.

8. NON-COMPETE AND NON-SOLICITATION. Employee and Employer are parties to a Non-Compete Agreement of even date herewith (the "NON-COMPETE AGREEMENT"). During the term of this Agreement, Employee acknowledges and agrees that all non-compete and non-solicitation restrictions of Sections 2 and 3 of the Non-Compete Agreement shall apply to Employee hereunder as if fully set forth in this Agreement.

9. COMPANY OPPORTUNITY. Employee acknowledges that any opportunity in any way related to the business of Employer or any Subsidiary or any Affiliate for which Employee provides significant services during the term of this Agreement (a "COMPANY OPPORTUNITY") of which he becomes aware during his employment with Employer is an opportunity of Employer or such Subsidiary or Affiliate, as applicable. Employee agrees that he will: (i) bring to the attention of the Board any Company Opportunity of which he becomes aware during the term of this Agreement; and (ii) not disclose to any third person such Company Opportunity, unless and until the Board declines such Company Opportunity, in which case Employee may disclose such Company Opportunity to a third party or avail himself (or any of his Affiliates) of such Company Opportunity (provided, however, only if the same does not violate the
             --------  -------
restrictions of Section 2 of the Non-Compete Agreement or the last sentence of Section 2 of this Agreement).

                                 Ex. A - 4

10. CONFIDENTIAL INFORMATION. For purposes of this Agreement the term "CONFIDENTIAL INFORMATION" includes all of the following information, rights and materials related to Employer, BHI or to any Subsidiary or to Employer's, BHI's or any Subsidiary's business or activities, in each case whether tangible or intangible, whether in written, oral, magnetic, photographic, optical or other form, in all stages of research and development, and whether now existing or supplied by or on behalf of Employer, BHI or any Subsidiary or developed or created at any time that Employee is employed or engaged by the Employer, BHI or any Subsidiary:

         10.1. INVENTIONS. any and all ideas, information, concepts, know-how, techniques, processes, methods, inventions, products, works of authorship, discoveries, developments, innovations and improvements (and all related copyrights, trademarks, trade secrets, patents and other intellectual property rights, registrations, applications, continuations, continuations-in-part, divisions, reexaminations, reissues and foreign counterparts thereof), that: (i) are reasonably related to the business of Employer, BHI or any Subsidiary; (ii) involve Employer's, BHI's or any Subsidiary's past, present or planned research or development; or (iii) incorporate any non-public information relating to Employer, BHI or any Subsidiary or to Employer's, BHI's or any Subsidiary's business or belonging to or possessed, licensed, used or controlled by Employer, BHI or any Subsidiary ("INVENTIONS");

         10.2. SOFTWARE. any and all ideas, concepts, know-how, methods, techniques, structures, information and materials relating to existing software products or firmware products and software or firmware in various states of research and development (including source code, object code, load modules, business requirements, functional specifications, design specifications, object models, design notes, flow charts, database architecture, screen formats, coding sheets, annotations, documentation, technical and engineering data, prototypes, laboratory studies, test data, test scripts, test results and the structures, organization, sequence, designs, formulas and algorithms which reside in the software) and which are not generally known to the public or within the industries or trades in which Employer, BHI or any Subsidiary competes;

         10.3. EQUIPMENT AND HARDWARE. any and all ideas, concepts, know-how, methods, techniques, structures, information and materials relating to the design, development, engineering, invention, patent, patent application, manufacture or improvement of any and all equipment, machine tools, components, devices, parts, techniques, processes or formulas and any and all components, devices, techniques or circuitry incorporated in any of the above which is or are constructed, designed, improved, altered or used by Employer, BHI or any Subsidiary and which is or are not generally known to the public or within the industries in which Employer, BHI or any Subsidiary competes;

         10.4. BUSINESS INFORMATION. internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, financial data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and documentation therefor, ideas for new products and services and other such information which relates to the way Employer, BHI or any Subsidiary conducts its business and which is not generally known to the public;

         10.5. MARKETING PLANS AND CUSTOMER LISTS. any and all customer and marketing information and materials, such as: (i) strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Employer, BHI or any Subsidiary which have been or are being discussed; (ii) financial data, including price and cost objectives, price lists, pricing policies and procedures, and quoting policies and procedures; and (iii) customer data, including business requirements, customer lists, names of existing, past or prospective customers and their representatives, data provided by or about prospective, existing or past customers, customer service


                                 Ex. A - 5
information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of Employer, BHI or any Subsidiary;

         10.6. THIRD PARTY INFORMATION. any and all information and materials in Employer's, BHI's or any Subsidiary's possession or under its control from any other person or entity which Employer, BHI or any Subsidiary is obligated to treat as confidential or proprietary; and

         10.7. NOT GENERALLY KNOWN. any and all information not generally known to the public or within the industries or trades in which Employer, BHI or any Subsidiary competes or intends to compete (provided that the general skills and experience gained by Employee during Employee's employment with the Employer, and information that is publicly available or generally known within the industries or trades in which Employer, BHI or any Subsidiary competes or intends to compete, are not Confidential Information).

11. EMPLOYEE'S OBLIGATIONS AS TO CONFIDENTIAL INFORMATION. As a result of Employee's employment by Employer, Employee has or will have access to Confidential Information that is proprietary to Employer, BHI and/or the Subsidiaries and highly sensitive in nature. Further, Employee occupies a position of trust and confidence with respect to Employer's, BHI's and the Subsidiaries' affairs and business. Accordingly, Employee agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information.

         11.1. NO DISCLOSURE. During the term of this Agreement and for the seven (7) year period following Employee's employment with the Employer, Employee will treat the Confidential Information in strictest confidence and will not: (i) use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of Employee's duties with Employer, BHI or any Subsidiary; or
(ii) sell, license or otherwise exploit, except on behalf of Employer, BHI or a Subsidiary in the course of Employee's employment, any products, software or services (including software in any form) which embody in whole or in part any Confidential Information.

         11.2. PREVENT DISCLOSURE. During Employee's employment with Employer, Employee will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities, including limiting disclosure to persons with a need to know who agree in writing to observe the confidentiality provisions of this Agreement. After termination of such employment for any reason, Employee will take all reasonable precautions to prevent disclosure of the Confidential Information to all persons and entities. In the event that Employee is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), during or after Employee's employment with Employer, BHI or a Subsidiary, as applicable, to disclose any of the Confidential Information, Employee will provide Employer with prompt written notice of any such request or requirement so that Employer may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by Employer, Employee is nonetheless, in the written opinion of his counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, Employee may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information that such counsel advises Employee is legally required to disclose, provided that Employee exercises commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including by cooperating with Employer to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

                                 Ex. A - 6

         11.3. RETURN ALL MATERIALS. Upon termination of Employee's employment with Employer for any reason whatsoever, Employee will deliver to Employer all tangible materials in his possession embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples and machine-readable media and equipment that in any way relate to the Confidential Information. Further, Employee will not retain any copies of any of the above materials.

12. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

13. ASSIGNMENTS. Employee may not assign or transfer, voluntarily or involuntarily, by operation of law, judicial decree or otherwise (including a collateral assignment), any of its rights or obligations under this Agreement to any other person without the prior written consent of Employer.

14. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

15. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

16. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

17. ENTIRE AGREEMENT. This Agreement and the Non-Compete Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

18. FAILURE OR DELAY. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

19. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

20. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Illinois applicable


                                 Ex. A - 7
to contracts made and to be performed wholly within Illinois, without regard to choice or conflict of laws rules.

21. LEGAL FEES. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit or institutes arbitration proceedings to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit or arbitration proceeding brought by another party, the prevailing party is entitled to recover its attorneys' fees and expenses.

22. NOTICES. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

                  if to Employer:

                           Galaxy Balloons, Incorporated
                           P.O. Box 698
                           Lakewood, OH 44107
                           Fax #: (800) 644-8861

                  with a copy to:

                           Boss Holdings, Inc.
                           221 West First Street
                           Kewanee, IL 61443
                           Attn: J. Bruce Lancaster
                           Fax #: (309) 852-0338

                  if to Employee:

                           Terrence J. Brizz
                           20780 Stratford Avenue
                           Rocky River, Ohio  44116
                           Fax #: (800) 644-8861

         with a copy to:

                           Gary W. Johnson
                           Weston Hurd Fallon Paisley & Howley LLP
                           2500 Terminal Tower
                           50 Public Square
                           Cleveland, Ohio 44113
                           Fax #: (216) 621-8369

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

                                 Ex. A - 8

23. REMEDIES CUMULATIVE. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity or otherwise.

24. RULES OF CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section and clause references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and
(ix) general or specific references to any applicable law mean such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment will not, to the maximum extent permitted by applicable law, form part of this Agreement and is to be disregarded for purposes of the construction and interpretation hereof.

25. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

26. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Employee recognizes that, if he fails to perform, observe or discharge any of his obligations under this Agreement, no remedy at law will provide adequate relief to Employer. Therefore, Employer is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when Employee fails to comply with any of the provisions of this Agreement applicable to him. To the extent permitted by applicable law, Employee hereby irrevocably waives any defense that he might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

27. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF HENRY COUNTY, STATE OF ILLINOIS, OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER


                                 Ex. A - 9

PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

28. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

29. THIRD-PARTY BENEFICIARY. In addition to and without limitation of the rights of Employer hereunder, the parties acknowledge and agree that BHI is a third party beneficiary of this Agreement and may, but is not required to, enforce the provisions hereof against Employee. Otherwise, this Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under or because of the existence of this Agreement.

30. ARBITRATION OF CLAIMS. Except as set forth in Section 26 for specific performance and injunctive relief, any claim, cause of action or other legal dispute arising out of or related to this Agreement, or a breach hereof, is to be settled by arbitration in accordance with the procedures set forth on the attached Schedule A.

                           "EMPLOYER"

                           GALAXY BALLOONS, INCORPORATED


                           By:
                               ----------------------------------------------
                               J. Bruce Lancaster, Executive Vice President


                           "EMPLOYEE"


                           --------------------------------------------------
                               Terrence J. Brizz


                                 Ex. A - 10

                     SCHEDULE A TO EMPLOYMENT AGREEMENT

                           ARBITRATION PROCEDURES

         Employee and Employer agree that, all disputes between them relating to or arising out of this Agreement, any provision hereof or any alleged breach hereof, other than claims for specific enforcement or injunctive relief under Section 26 (collectively, "DISPUTE CLAIMS"), will be submitted to binding arbitration as provided in this Schedule. Employee and Employer are referred to individually as a "PARTY" and collectively as the "PARTIES."

         (1) If a Dispute Claim arises and the Parties have not been successful in resolving such dispute through negotiation on or before the 30th day following the first notice of the subject matter of the Dispute Claim to a Party, then any Party may refer such dispute to binding arbitration.

         (2) Any and all Dispute Claims, even though some or all of such Dispute Claims allegedly are extra-contractual in nature, whether such Dispute Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, will be resolved by binding arbitration pursuant to this Schedule and the Federal Arbitration Act; provided that nothing herein prohibits a Party from instituting proceedings in a state or federal court with jurisdiction over the Parties to: (i) compel arbitration in accordance with this agreement to arbitrate; (ii) obtain orders to require witnesses to obey subpoenas issued by the arbitrator or as may otherwise be necessary to facilitate the arbitration proceedings; or (iii) secure confirmation or enforcement of any arbitration award rendered pursuant to this Agreement.

         (3) A Party that wishes to refer a Dispute Claim to arbitration (the "REFERRING PARTY") must provide notice (an "ARBITRATION NOTICE") to the other Party (the "NON-REFERRING PARTY") stating: (i) a general description of the Dispute Claim; and (ii) that the Dispute Claim is being referred to arbitration under this Agreement.

         (4) The Referring Party and the Non-Referring Party must endeavor in good faith to agree promptly on a neutral arbitrator who may be a person experienced in the manufacturing and sales industry, or experienced in the subject mater of the Dispute Claim (e.g., an accountant for an accounting issue), or an experienced arbitrator, such as a lawyer or a retired judge . If on or before the 15th day following receipt of the Arbitration Notice they have not so agreed on the neutral arbitrator, either Party may request that JAMS/Endispute ("JAMS") assist the parties in selecting a neutral arbitrator in accordance with the JAMS Streamlined Arbitration Rules and Procedures ("JAMS RULES").

         (5) The validity, construction and interpretation of this Agreement, and all procedural aspects of the arbitration conducted pursuant to this Agreement, including the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this arbitration agreement, the receipt of evidence and the like), will be decided by the arbitrator and will be governed by and construed pursuant to the Federal Arbitration Act. In deciding the substance of the Parties' Dispute Claims, the arbitrator will apply the substantive laws set forth in Section 20. The arbitrator does not have the authority to award any treble, punitive, special, exemplary, incidental, indirect or consequential damages. The arbitrator does not have the authority to modify or amend any term or provision of the Agreement or this Schedule.

         (6) The arbitration will be conducted in Chicago, Illinois or such other place as the Parties may agree. The arbitrator will set the date, the time and the place of the hearing, which must commence on or before the 60th day following the designation of the arbitrator. The arbitration will be conducted under the JAMS Rules to the extent not inconsistent with the provisions of the Agreement and this Schedule. The arbitration will be self-administered by the Parties until selection of the arbitrator, and thereafter will be administered by the arbitrator; provided that, if a Party believes the process will be enhanced if it is administered by JAMS, such Party has the right to cause the process to become administered by JAMS by applying to JAMS and, thereafter, the arbitration will be conducted pursuant to the administration of JAMS. In determining the extent of discovery, the number and length of depositions and all other pre-hearing matters, the arbitrator will endeavor to the extent possible to streamline the proceedings and minimize the time and cost of the proceedings. There will be no transcript of the hearing. The final hearing may not exceed three business days, with the Seller, on the one hand, and the Buyer, on the other hand, to be granted one-half of the allocated time to present its case to the arbitrator. The Parties may submit a post-hearing brief to the arbitrator, which must be submitted within ten days of the completion of the final hearing. All proceedings conducted hereunder and the decision of the arbitrator must be kept confidential by the Parties.

         (7) The arbitrator must render his award on or before the 20th day following the last session of the hearing fully resolving all Dispute Claims that are the subject of the arbitration proceeding. The arbitrator's ultimate decision after final hearing must be in writing. The Party against which the award assesses a monetary obligation must pay that obligation on or before the 30th calendar day following the decision or such other date as the decision may provide. Any award not paid within such time period bears interest at the prime rate of interest (as published from time to time under the heading "Prime Rate" in The Wall Street Journal) plus 2% from the due date until paid in full. Any award of the arbitrator must be consistent with the limitations and terms of this Agreement. The arbitrator must certify in his decision that no part of the award includes any amount for treble, punitive, special, exemplary, incidental, consequential or other damages not allowed herein. The arbitrator's award may be confirmed in, and judgment upon the award entered by, any federal or state court having jurisdiction over the Parties as set forth in Section 27.

         (8) The decision of the arbitrator is final and binding on the Parties and non-appealable to the maximum extent permitted by Law.

         (9) It is the intent of the Parties that the arbitration proceeding be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrator's decisions to the courts. All of the Parties agree to waive their respective rights to further appeal or redress in any other court or tribunal except solely for the purpose of obtaining execution of the decision resulting from the arbitration proceeding.

         (10) Each Party hereby expressly agrees that the final award decision will also provide for: (i) legal fees and expenses as set forth in
Section 21; and (ii) an allocation and division between or among the Parties to the arbitration, on a basis which is just and equitable under the circumstances, of all other costs and expenses of the dispute, including arbitrator's, accountants' and expert witness fees, costs and expenses (including disbursements) incurred in connection with such proceedings.

         (11) A demand for arbitration is to be made within a reasonable time after the Dispute Claim has arisen, but in no event later than the date when institution of legal or equitable proceedings based on such Dispute Claim would be barred by the applicable statute of limitations.

         (12) No arbitration hereunder may include, by consolidation, joinder or any other manner, any Person other than Employee and Employer.

         (13) This agreement to arbitrate is enforceable by specific performance under applicable law in a court of competent jurisdiction.

         (14) The award rendered by the arbitrator, including as to legal fees in accordance with Section 21, is final, and judgment may be entered upon it in accordance with applicable law in any court of competent jurisdiction.

                                  EXHIBIT B
                    TO STOCK PURCHASE AND SALE AGREEMENT

                        FORM OF ESTOPPEL CERTIFICATE
                            (Real Property Lease)

                               July ___, 2004

Boss Holdings, Inc.
221 West First Street
Kewanee, IL  61443

         Re: Lease dated September ___, 2001, between KPK, Inc. ("LANDLORD") and Galaxy Balloons, Incorporated ("TENANT") relating to the premises at 11750 Berea Road, Lakewood, OH (the "PROPERTY")

Gentlemen:

         The undersigned is the Landlord under the Lease noted above (the "LEASE") and, understanding that you will rely on the information herein contained in connection with a contemplated transaction between yourself and Tenant, hereby certifies to you as follows.

         1. A true and correct copy of the Lease (including all riders and exhibits thereto, if any) is attached hereto as
                  Exhibit 1. The Lease is in full force and effect, enforceable against the undersigned in accordance with its terms, and has not been modified or amended.

         2. There are no oral or written agreements, understandings or the like between Landlord and Tenant relating to the Property except for the Lease.

         3. Tenant has accepted possession of the Property and is in occupancy thereof under the Lease.

         4. The term of the Lease commenced on January 1, 2002 and terminates (exclusive of unexercised renewal options, if any) on December 31, 2006.

         5. Under the Lease, Tenant is presently obligated to pay rent, without present right of defense or offset, at the rate of $____________________ per month. Rent is paid through and including ___________________, 2004.

         6. No rent has been paid by Tenant under the Lease more than 30 days in advance, and Tenant has no claim against Landlord for deposits or other sums except for the following:

                           Amount of Deposit:______________________________

                           Date of Deposit:________________________________

                           Description/Deposit Type:_______________________

         7. To the undersigned's knowledge, there exists no default and no current circumstance which with notice, lapse of time or both, would become a default on the part of either Landlord or Tenant under the Lease. The undersigned has no claim, action or right of

                                  Ex. B - 1
                  setoff against Tenant under the Lease, and no act has occurred which, with notice, lapse of time or both, could result in such a claim, action or right of setoff.

         8. Any improvements to the Property required by the Lease to be completed by Landlord or Tenant have been completed as required therein.

         9. The address for notices to be sent to the undersigned is as set forth in the Lease or, if not, the new address is as follows:

                           --------------------------------------------------

                           --------------------------------------------------

                           --------------------------------------------------

         10. Tenant has no right of first refusal, option or other right to purchase the Property or any part thereof except as set forth in the Lease.

                                    KPK, INC.

                                    By:
                                       --------------------------------

                                    Print Name:
                                               ------------------------

                                    Title:
                                          -----------------------------


                                 Ex. B - 2

                                  EXHIBIT C
                    TO STOCK PURCHASE AND SALE AGREEMENT

                        FORM OF NON-COMPETE AGREEMENT

         This Non-Compete Agreement is made this _____ day of July, 2004 between TERRENCE J. BRIZZ, an individual resident of the State of Ohio ("SHAREHOLDER") and Galaxy Balloons, Incorporated, an Ohio corporation ("COMPANY").

                                  RECITALS

         A. Shareholder and Boss Holdings, Inc., a Delaware corporation ("BUYER") are parties to a Stock Purchase and Sale Agreement, dated as of July ___, 2004 (the "PURCHASE AGREEMENT"; capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase Agreement) pursuant to which Buyer has agreed to purchase all of Shareholder's stock in the Company.

         B. Shareholder will derive benefit from Buyer consummating the transactions contemplated under the Purchase Agreement and it is a condition precedent to Buyer's obligations under the Purchase Agreement that Shareholder execute this Agreement.

         C. Shareholder and Company also are parties to an Employment Agreement of even date herewith ("EMPLOYMENT AGREEMENT") pursuant to which Shareholder will perform services for the Company for the term stated therein.

                                  AGREEMENT

         In consideration of the foregoing, and to induce Buyer and Company to consummate the transactions contemplated under the Purchase Agreement and the Employment Agreement, and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1. DEFINITIONS. For purposes of this Agreement, in addition to terms defined elsewhere herein, the following capitalized terms have the following meanings.

         "AGREEMENT" means this Non-Compete Agreement, including all Exhibits and Schedules hereto.

         "BUSINESS" means (i) the manufacture, sale or distribution of balloons, balls, toys, inflatable goods and miscellaneous premium items of the type or similar to those marketed by the Company at any time during the Term or the imprinting or personalization of any such goods, and (ii) other lines of business conducted by Buyer or its direct and indirect subsidiaries for which Shareholder provides substantial services during the Term. Notwithstanding the foregoing, the "Business" shall not include Shareholder's ownership interest in Brizzco, Inc. ("BRIZZCO") which owns a 10% interest in MAGIC International, Ltd. (an English company) that has applied for or acquired patents on an inkjet process for imprinting mylar balloons or giftwrap ("EXCLUDED BUSINESS").

         "TERM" means the period commencing on the date of this Agreement and ending four (4) years after the expiration of the term (or earlier termination) of the Employment Agreement.

         "TERRITORY" means the entire United States, its territories and possessions, Mexico and Canada.

                                 Ex. C - 1

2. NON-COMPETE.

         2.1. RESTRICTIONS ON COMPETITION. Shareholder hereby agrees that during the Term he will not (except to the extent of his efforts on behalf of the Company during the term of the Employment Agreement), directly or indirectly, anywhere in the Territory: (i) engage in the Business; (ii) engage in any business which is in competition with the Business; (iii) invest in any Person (other than Buyer) which is engaged in the Business or is engaged in any business which is in competition with the Business; or
(iv) be employed by or be a director or other management personnel of or provide consulting services to any Person engaged in the Business or engaged in any business which is in competition with the Business. For purposes of this Section 2.1, the term "engage" includes own, manage, operate or control, or participate in the ownership, management, operation or control.

         2.2. PERMITTED INVESTMENTS. The parties agree that an investment by Shareholder in publicly traded stock of a Person which is engaged in the Business or is engaged in any business which is in competition with the Business is not in violation of Section 2.1 provided that Shareholder and all Affiliates of Shareholder own, in the aggregate, less than 2% of all the issued and outstanding stock of such Person. Notwithstanding Section 2.1, Shareholder also shall be permitted to retain his ownership in Brizzco and for Brizzco to assist or participate in pursuing the Excluded Business, so long as (i) such actions do not materially impair Shareholder's performance under the Employment Agreement; (ii) the Brizzco Interests are not involved in direct competition with the Company's current balloon imprinting business other than inkjet printing of balloons and giftwrap; and (iii) Shareholder uses his best efforts to obtain for Company a right of first refusal to acquire or become the exclusive distributor of the rights to use, market, license and/or distribute the intellectual property of the Excluded Business within the Territory.

         2.3. JUDICIAL REVIEW. In the event this Section is held to be in any respect an unreasonable restriction upon Shareholder by a court of competent jurisdiction, the court so holding may reduce the Territory to which this Section applies or the Term for which it operates, or effect any other change to the extent necessary to render this Section enforceable by such court. As so modified, this Section will continue in full force and effect. Such decision by a court of competent jurisdiction will not invalidate this Agreement, but this Agreement will be interpreted, construed and enforced as not containing such invalidated provision.

3. NON-SOLICITATION. Except to the extent of his efforts on behalf of Company during the term of the Employment Agreement, Shareholder agrees that during the entire Term he will not, directly or indirectly: (i) disparage the image or reputation of Company; (ii) divert by unlawful means the business of Company; (iii) interfere with the contractual relationship between Company and any of its vendors, suppliers or customers; (iv) solicit, induce or influence any individual employed at any time during the Term by Company or by any Affiliate of Company to terminate his or her employment relationship with Company or such Affiliate; or (v) otherwise interfere with such employment relationship.

4. ADDITIONAL COMPENSATION. As additional compensation, Company shall pay to Shareholder the sum of $25,000 on each of the first and second anniversaries of the date of this Agreement, in immediately available funds by wire transfer as instructed by Shareholder. Subject to the terms of Section 11.7 of the Purchase Agreement, this additional compensation shall be payable regardless of whether Shareholder is employed by Company at the time payment is due.

5. RESTRICTIONS REASONABLE. Because of the consideration to be paid to Seller pursuant to this Agreement and the Purchase Agreement, Shareholder agrees that the provisions of Sections 2 and 3 are reasonable.


                                 Ex. C - 2

6. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

7. ASSIGNMENTS. No party may assign or transfer (voluntarily or involuntarily, by operation of law (including by merger or consolidation), judicial decree or otherwise) any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party.

8. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

9. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

10. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

11. ENTIRE AGREEMENT. This Agreement, along with the Purchase Agreement and Employment Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

12. FAILURE OR DELAY. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

13. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Illinois applicable to contracts made and to be performed wholly within Illinois, without regard to choice or conflict of laws rules.

14. LEGAL FEES. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party is entitled to recover its attorneys' fees and expenses.

15. NOTICES. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or


                                 Ex. C - 3
overnight courier service with payment provided for; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

                  if to Company:

                           Galaxy Balloons, Incorporated
                           P.O. Box 698
                           Lakewood, OH 44107
                           Attn: President
                           Fax #: (800) 644-8861

                  with a copy to:

                           Boss Holdings, Inc.
                           221 West First Street
                           Kewanee, IL  61443
                           Attn: J. Bruce Lancaster
                           Fax #: (309) 852-0338

                  if to Shareholder:

                           Terrence J. Brizz
                           20780 Stratford Avenue
                           Rocky River, Ohio 44116
                           Fax #: (800) 644-8861

         with a copy to:

                           Gary W. Johnson
                           Weston Hurd Fallon Paisley & Howley LLP
                           2500 Terminal Tower
                           50 Public Square
                           Cleveland, Ohio 44113
                           Fax #: (216) 621-8369

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

16. REMEDIES CUMULATIVE. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity or otherwise.

17. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Shareholder recognizes that, if he fails to perform, observe or discharge any of his obligations under this Agreement, no remedy at law will provide adequate relief to Company. Therefore, Company is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when Shareholder fails to comply with any of the provisions of this Agreement applicable to him. To the extent permitted by Law, Shareholder hereby irrevocably waives any defense that he might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.


                                 Ex. C - 4

18. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE HENRY COUNTY, STATE OF ILLINOIS, OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

19. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

20. THIRD PARTY BENEFICIARIES. In addition to and without limitation of the rights of Company hereunder, the parties acknowledge and agree that Buyer is a third party beneficiary of this Agreement and may, but is not required to, enforce the provisions hereof against Shareholder. Otherwise, this Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under or because of the existence of this Agreement.

                                  COMPANY:

                                  GALAXY BALLOONS, INCORPORATED



                                  By:
                                     -------------------------------------
                                           J. Bruce Lancaster, President


                                  SHAREHOLDER:


                                  ----------------------------------------
                                           Terrence J. Brizz


                                 Ex. C - 5

                                  EXHIBIT D
                    TO STOCK PURCHASE AND SALE AGREEMENT

                               Permitted Liens
                               ---------------

                                    NONE

                                 Ex. D - 1